                                                                     EXHIBIT 4.1

--------------------------------------------------------------------------------

                          SECOND SUPPLEMENTAL INDENTURE

                           Dated as of March 28, 2002

--------------------------------------------------------------------------------

                                     between

                                   AVAYA INC.

                                       and

                              THE BANK OF NEW YORK

                                   as Trustee

--------------------------------------------------------------------------------

                            Supplemental to Indenture

                          Dated as of October 31, 2001

--------------------------------------------------------------------------------

                   Creating a series of Securities designated

                      11 1/8% Senior Secured Notes due 2009

                                TABLE OF CONTENTS

                                                                          PAGE
                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01    Definitions..................................................2
SECTION 1.02    Other Definitions...........................................29

                                   ARTICLE II

                                    THE NOTES

SECTION 2.01    Title of the Notes..........................................29
SECTION 2.02    Amount......................................................29
SECTION 2.03    Stated Maturity.............................................29
SECTION 2.04    Interest....................................................29
SECTION 2.05    Forms; Denominations........................................29
SECTION 2.06    Transfer and Exchange.......................................31
SECTION 2.07    Registrar and Paying Agent..................................32
SECTION 2.08    Paying Agent to Hold Money and Notes in Trust...............32
SECTION 2.09    CUSIP Numbers...............................................33

                                   ARTICLE III

                         AMENDMENT OF CERTAIN PROVISIONS
                            OF THE ORIGINAL INDENTURE

SECTION 3.01    Amendments Relating to the Notes............................33

                                   ARTICLE IV
                                    SECURITY

SECTION 4.01    Security.  .................................................60
SECTION 4.02    Initial Security Period.   .................................61
SECTION 4.03    Subsequent Security Periods.................................61
SECTION 4.05    Release of Collateral.......................................62

                                    ARTICLE V
                                  MISCELLANEOUS

EXHIBITS
Exhibit A       Form of Note
Exhibit B       Collateral Trust Agreement
Exhibit C       Form of Intercreditor Agreement
Exhibit D       Security Agreement

             SECOND SUPPLEMENTAL INDENTURE, dated as of the 28th day of March, 2002, between AVAYA INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal executive office located at 211 Mount Airy Road, Basking Ridge, New Jersey 07920 (the "COMPANY"), and THE BANK OF NEW YORK, a banking corporation duly organized and existing under the laws of the State of New York, having its Corporate Trust Office located at 5 Penn Plaza, 13th Floor, New York, New York 10001, as Trustee (the "TRUSTEE").

                                 R E C I T A L S

             WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of October 31, 2001 (the "ORIGINAL INDENTURE" and, as amended by this Second Supplemental Indenture, the "INDENTURE"), providing for the issuance by the Company from time to time of its debentures, notes or other evidences of indebtedness (herein called the "SECURITIES"), unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series and to have such other provisions as shall be determined by the Company pursuant to the Original Indenture;

             WHEREAS, the Company, in the exercise of the power and authority conferred upon and reserved to it under the provisions of the Original Indenture and pursuant to appropriate resolutions of its board of directors, has duly determined to make, execute and deliver to the Trustee this Second Supplemental Indenture to the Original Indenture in order to establish the form and terms of, and to provide for the creation and issuance of, a new series of Securities designated as its 11 1/8% Senior Secured Notes due 2009 (said series hereinafter referred to as the "NOTES");

             WHEREAS, the Notes will initially be secured by a security interest in the Collateral granted to the Collateral Trustee, for the ratable benefit of the Noteholders and the Senior Lenders and their affiliates, pursuant to the terms of the Security Agreement and the Collateral Trust Agreement (each as defined below), subject to the subordination of the security interest of the Noteholders to the security interest of the Senior Lenders and their affiliates as provided in the Intercreditor Agreement (as defined below);

             WHEREAS, Section 9.01 of the Original Indenture provides that the Company and the Trustee, at any time and from time to time, without the consent of any Securityholder (as defined in the Original Indenture), may enter into an indenture supplemental to the Original Indenture to, among other things (a) establish the form or terms of Securities of any series as permitted by
Section 2.02 of the Original Indenture and (b) cure any ambiguity or to correct or supplement any provision in the Original Indenture which may be defective or inconsistent with any other provision in the Original Indenture, or to make any other change that does not adversely affect the interests of any Holders of Securities of any series then outstanding; and

             WHEREAS, all things necessary to make the Notes, when executed by the Company and authenticated and delivered by the Trustee or any authenticating agent and issued upon the terms and subject to the conditions of this Second Supplemental Indenture and the Original Indenture against payment therefor, the valid, binding and legal obligations of the

Company and to make this Second Supplemental Indenture a valid, binding and legal agreement of the Company have been done.

             NOW, THEREFORE, in order to establish, as provided in the Original Indenture, the form and substance of the Notes and the terms, provisions and conditions thereof, and for and in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders, as follows:

                                    ARTICLE I

                   DEFINITIONS AND INCORPORATION BY REFERENCE

             SECTION 1.01 DEFINITIONS. Each capitalized term that is used in the Original Indenture and this Second Supplemental Indenture but not defined herein shall have the meaning specified in the Original Indenture. For all purposes of the Original Indenture and this Second Supplemental Indenture relating to the series of Securities (consisting of Notes) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms used in the Original Indenture and this Second Supplemental Indenture have the meanings assigned to them in this Article. To the extent any term is defined in both the Original Indenture and this Second Supplemental Indenture, except as otherwise expressly provided or the context otherwise requires, the definition of such term in this Second Supplemental Indenture shall amend, supercede and replace the definition of such term in the Original Indenture for all purposes relating to the series of Securities (consisting of the Notes) created hereby.

             "ADDITIONAL ASSETS" means (1) any property, plant or equipment or licenses or other intellectual property used in a Related Business; (2) all or substantially all of the assets of a business that is a Related Business, including, without limitation, inventory, receivables and working capital of such business; (3) the Capital Stock of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary; or (4) Capital Stock constituting a minority interest in any Person that at such time is a Restricted Subsidiary.

             "AFFILIATE" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes Sections 4.08, 4.10 and 4.11 of the Original Indenture only, "Affiliate" shall also mean any beneficial owner of Capital Stock representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Capital Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

             "AGENTS" means, collectively, Citibank, N.A., as agent for the Senior Lenders under the Five-Year Competitive Advance and Revolving Credit Facility Agreement, and its successors thereunder and Citibank, N.A., as agent for the Senior Lenders under the 364-Day Competitive Advance and Revolving Credit Facility Agreement, and its successors thereunder.

             "APPLICABLE PROCEDURES" means, with respect to any transfer or transaction involving a Global Note or beneficial interest therein, the rules and procedures of the Depositary for such Note, in each case to the extent applicable to such transaction and as in effect from time to time.

             "ASSET DISPOSITION" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "DISPOSITION"), of (i) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary); (ii) all or substantially all of the assets of any division or line of business of the Company or any Restricted Subsidiary; or
(iii) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary (other than, in the case of clauses (i), (ii) and (iii) above, (A) a disposition by a Restricted Subsidiary to the Company or by the Company or a Restricted Subsidiary to a Restricted Subsidiary, (B) for purposes of Section 4.10 of the Original Indenture only, (x) a disposition that constitutes a Restricted Payment permitted by Section 4.08 of the Original Indenture or a Permitted Investment and (y) a disposition of all or substantially all the assets of the Company in accordance with Section 4.06 of the Original Indenture, (C) sales, conveyances and other transfers of receivables and related assets or any interest therein pursuant to a Qualified Receivables Transaction, and (D) a disposition of assets with a fair market value of less than $50,000,000).

             "ATTRIBUTABLE DEBT" in respect of a Sale/Leaseback Transaction means, as at the time of determination, the present value (discounted at the interest rate borne by the Notes, compounded annually) of the total obligations of the lessee for rental payments during the remaining term of the lease included in such Sale/Leaseback Transaction (including any period for which such lease has been extended); PROVIDED, HOWEVER, that if such Sale/Leaseback Transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of "Capital Lease Obligation."

             "AVERAGE LIFE" means, as of the date of determination, with respect to any Indebtedness, the quotient obtained by dividing (i) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of or redemption or similar payment with respect to such Indebtedness multiplied by the amount of such payment by
(ii) the sum of all such payments.

             "BOARD OF DIRECTORS" means the Board of Directors of the Company or any duly authorized committee thereof.

             "BUSINESS DAY" means each day which is not a Legal Holiday.

             "CAPITAL LEASE OBLIGATION" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the capitalized amount of such obligation determined in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without payment of a penalty. For purposes of Section 4.02 of the Original Indenture, a Capital Lease Obligation will be deemed to be secured by a Lien on the property being leased.

             "CAPITAL STOCK" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

             "CASH EQUIVALENTS" means:

       (1) marketable direct obligations issued by, or unconditionally guaranteed by, the United States Government or the government of any Eligible Jurisdiction or issued by any agency thereof and backed by the full faith and credit of such government, in each case maturing within one year from the date of acquisition thereof;

       (2) marketable direct obligations issued by any state of the United States of America or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody's;

       (3) commercial paper and other securities maturing no more than one year from the date of acquisition thereof and, at the time of acquisition, having a rating of at lease A-2 from S&P or at least P-2 from Moody's;

       (4) certificates of deposit or bankers' acceptances maturing within one year from the date of acquisition thereof issued by any bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any Eligible Jurisdiction or any U.S. branch of a foreign bank having at the date of acquisition thereof combined capital and surplus of not less than $100,000,000;

       (5) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clause (1) above entered into with any bank meeting the qualifications specified in clause (4) above; and

       (6) investments in money market funds which invest substantially all their assets in securities of the types described in clauses (1) through (5) above.

             "CERTIFICATED NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A-2.

             "CHANGE OF CONTROL" means each of the following events: (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for purposes of this clause (i) such person shall be deemed to have "beneficial ownership" of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 30% of the total voting power of our Voting Stock; (ii) individuals who on the Issue Date constituted the Board of Directors (together with any new directors whose election by such Board of Directors or whose nomination for election by the Company's shareholders was approved by a vote of a majority of the Company's directors then still in office who were either directors on the Issue Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of Directors then in office;
(iii) the adoption of a plan relating to the Company's liquidation or dissolution other than in connection with a merger, consolidation or asset sale exempt from clause (iv) below by virtue of subclause (A) or (B) thereof; or (iv) the merger or consolidation of the Company with or into another Person or the merger of another Person with or into the Company, or the sale of all or substantially all of the Company's assets (determined on a consolidated basis) to another Person, other than a transaction following which (A) in the case of a merger or consolidation transaction, Holders of securities that represented 100% of the Voting Stock of the Company immediately prior to such transaction (or other securities into which such securities are converted as part of such merger or consolidation transaction) own directly or indirectly at least a majority of the voting power of the Voting Stock of the surviving Person in such merger or consolidation transaction immediately after such transaction and in substantially the same proportion as before the transaction and (B) in the case of a sale of assets transaction, the transferee Person becomes the obligor in respect of the Notes and a Subsidiary of the transferor of such assets.

             "COLLATERAL" means, from time to time, all property of each type pledged to the Collateral Trustee by the Company and its subsidiaries, and in which the Collateral Trustee has been granted a security interest, for the purpose of securing the Company's obligations to the Senior Lenders and/or their affiliates, whether pursuant to the Security Agreement or otherwise; PROVIDED, HOWEVER, that, if at any time when the Noteholders shall be entitled to the security provided in Section 4.01 of this Second Supplemental Indenture and neither the Company nor its subsidiaries shall have provided security for the Company's obligations owing to the Senior Lenders under the Credit Agreements, Collateral shall mean all property of each type subject to the security interest granted to the Collateral Trustee pursuant to the Security Agreement and Collateral Trust Agreement, each as most recently in effect without giving effect to any final release of such security interest in all or substantially all of the property subject thereto, whether upon repayment of all obligations to the Senior Lenders or their affiliates secured thereby or otherwise.

             "COLLATERAL TRUST AGREEMENT" means the Collateral Trust Agreement dated as of March 25, 2002 among the Company, the other grantors named therein and the Collateral Trustee (a copy of which is attached hereto as Exhibit B), or any other collateral trust agreement entered into by the Company and the Collateral Trustee for the purpose of securing, among other obligations, the Company's obligations owing to the Senior Lenders under the Credit Agreements.

             "COLLATERAL TRUSTEE" means The Bank of New York, as collateral trustee under the Collateral Trust Agreement, or any other collateral trustee selected by the Company to act as collateral trustee to accept the pledge and assignment of, and the grant of the security interest in, the Collateral, as security for the Company's obligations owing to the Senior Lenders pursuant to the Credit Agreements and to the Noteholders pursuant to the terms of the Notes and this Second Supplemental Indenture; such collateral trustee, if other than The Bank of New York or its successors, shall be a bank organized under the laws of the United States of America or any state thereof or the District of Columbia, or any U.S. branch of a foreign bank, in each case that regularly acts as a collateral trustee for secured transactions of the type contemplated by the terms of this Second Supplemental Indenture.

             "COMPANY" means the party named as the "Company" in the first paragraph of this Second Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

             "CONSOLIDATED COVERAGE RATIO" means (A) as of any date of determination prior to December 31, 2002, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent two consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such two fiscal quarters; and (B) as of any date of determination on or after December 31, 2002, the ratio of (x) the aggregate amount of EBITDA for the period of the most recent four consecutive fiscal quarters ending at least 45 days prior to the date of such determination to (y) Consolidated Interest Expense for such four fiscal quarters; PROVIDED, HOWEVER, that in the case of either (A) or (B):

       (1) if the Company or any Restricted Subsidiary has Incurred any Indebtedness since the beginning of such period that remains outstanding or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, or both, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a PRO FORMA basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period;

       (2) if the Company or any Restricted Subsidiary has repaid, repurchased, defeased or otherwise discharged any Indebtedness since the beginning of such period or if any Indebtedness is to be repaid, repurchased, defeased or otherwise discharged (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) on the date of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio, EBITDA and Consolidated Interest Expense for such period shall be calculated on a PRO FORMA basis as if such discharge had occurred on the first day of such period and as if the Company or such Restricted Subsidiary has not earned the interest income actually earned during such period in respect of cash or Temporary Cash Investments used to repay, repurchase, defease or otherwise discharge such Indebtedness;

       (3) if since the beginning of such period the Company or any Restricted Subsidiary shall have made any Asset Disposition, EBITDA for such period shall be reduced by an amount equal to EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Disposition for such period, or increased by an amount equal to EBITDA (if negative), directly attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to the Consolidated Interest Expense directly attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, defeased or otherwise discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Asset Disposition for such period (or, if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period directly attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such sale);

       (4) if since the beginning of such period the Company or any Restricted Subsidiary (by merger or otherwise) shall have made an Investment in any Restricted Subsidiary (or any person which becomes a Restricted Subsidiary) or an acquisition of assets, including any acquisition of assets occurring in connection with a transaction requiring a calculation to be made hereunder, which constitutes all or substantially all of an operating unit of a business, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto (including the Incurrence of any Indebtedness) as if such Investment or acquisition occurred on the first day of such period; and

       (5) if since the beginning of such period any Person (that subsequently became a Restricted Subsidiary or was merged with or into the Company or any Restricted Subsidiary since the beginning of such period) shall have made any Asset Disposition, any Investment or acquisition of assets that would have required an adjustment pursuant to clause (3) or (4) above if made by the Company or a Restricted Subsidiary during such period, EBITDA and Consolidated Interest Expense for such period shall be calculated after giving PRO FORMA effect thereto as if such Asset Disposition, Investment or acquisition occurred on the first day of such period.

For purposes of this definition, whenever PRO FORMA effect is to be given to an acquisition of assets, the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred in connection therewith, the PRO FORMA calculations shall be determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given PRO FORMA effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months).

             "CONSOLIDATED CURRENT LIABILITIES" as of the date of determination means the aggregate amount of liabilities of the Company and its consolidated Restricted Subsidiaries which may properly be classified as current liabilities (including taxes accrued as estimated), on a consolidated basis, after eliminating (i) all intercompany items between the Company and any Restricted Subsidiary and (ii) all current maturities of long-term Indebtedness, all as determined in accordance with GAAP consistently applied.

             "CONSOLIDATED INTEREST EXPENSE" means, for any period, the total interest expense of the Company and its Restricted Subsidiaries on a consolidated basis, plus, to the extent not included in such total interest expense, and to the extent Incurred by the Company or its Restricted Subsidiaries, without duplication:

       (1) interest expense attributable to capital leases and the interest expense attributable to leases constituting part of a Sale/Leaseback Transaction;

       (2)   amortization of debt discount and debt issuance cost;

       (3)   capitalized interest;

       (4)   non-cash interest expense;

       (5) net payments pursuant to Hedging Obligations relating to Indebtedness entered into in the ordinary course of business and not for speculative purposes;

       (6) Preferred Stock dividends in respect of all Preferred Stock held by Persons other than the Company or a Restricted Subsidiary (other than dividends paid solely in Capital Stock (other than Disqualified Stock) of the Company); PROVIDED, HOWEVER, that such dividends will be multiplied by a fraction the numerator of which is one and the denominator of which is one minus the effective combined tax rate of the issuer of such Preferred Stock (expressed as a decimal) for such period (as estimated by the Chief Financial Officer of the Company in good faith);

       (7) interest Incurred in connection with Investments in discontinued operations;

       (8) interest accruing on any Indebtedness of any other Person to the extent such Indebtedness is Guaranteed by (or secured by the assets of) the Company or any Restricted Subsidiary; and

       (9) the cash contributions to any employee stock ownership plan or similar trust to the extent such contributions are used by such plan or trust to pay interest or fees to any Person (other than the Company) in connection with Indebtedness Incurred by such plan or trust.

             "CONSOLIDATED NET INCOME" means, for any period, the net income of the Company and its consolidated Subsidiaries; PROVIDED, HOWEVER, that there shall not be included in such Consolidated Net Income:

       (1) any net income of any Person (other than the Company) if such Person is not a Restricted Subsidiary, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to a Restricted Subsidiary, to the limitations contained in clause
                   (3) below); and

             (B) the Company's equity in a net loss of any such Person for such period shall be included in determining such Consolidated Net Income;

       PROVIDED that the Company's equity in the net income (loss) of any Person in which the Company or a Restricted Subsidiary obtained a minority equity interest in connection with an Asset Disposition consisting of all or substantially all of the assets used in its Connectivity Solutions business shall not be included in determining such Consolidated Net Income;

       (2) any net income (or loss) of any Person acquired by the Company or a Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition;

       (3) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of distributions by such Restricted Subsidiary, directly or indirectly, to the Company, except that:

             (A) subject to the exclusion contained in clause (4) below, the Company's equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution paid to another Restricted Subsidiary, to the limitation contained in this clause); and

             (B) the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income;

       (4) any gain (but not loss) realized upon the sale or other disposition of any assets of the Company, its consolidated Subsidiaries or any other Person (including pursuant to any sale-and-leaseback arrangement) which is not sold or otherwise disposed of in the ordinary course of business and any gain (but not loss) realized upon the sale or other disposition of any Capital Stock of any Person;

       (5)   extraordinary gains or losses; and

       (6)   the cumulative effect of a change in accounting principles.

Notwithstanding the foregoing, for the purposes Section 4.08 of the Original Indenture only, there shall be excluded from Consolidated Net Income any repurchases, repayments or redemptions of Investments, proceeds realized on the sale of Investments or return of capital to the Company or a Restricted Subsidiary to the extent such repurchases, repayments, redemptions, proceeds or returns increase the amount of Restricted Payments permitted under such covenant pursuant to clause (a)(3)(D) thereof.

             "CONSOLIDATED NET TANGIBLE ASSETS" as of any date of determination, means the total amount of assets (less accumulated depreciation and amortization, allowances for doubtful receivables, other applicable reserves and other properly deductible items) which would appear on a consolidated balance sheet of the Company and its consolidated Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP, and after giving effect to purchase accounting and after deducting therefrom Consolidated Current Liabilities and, to the extent otherwise included, the amounts of:

       (1) minority interests in consolidated Subsidiaries held by Persons other than the Company or a Restricted Subsidiary;

       (2) excess of cost over fair value of assets of businesses acquired, as determined in good faith by the Board of Directors;

       (3) any revaluation or other write-up in book value of assets subsequent to the Issue Date as a result of a change in the method of valuation in accordance with GAAP consistently applied;

       (4) unamortized debt discount and expenses and other unamortized deferred charges, goodwill, patents, trademarks, service marks, trade names, copyrights, licenses, organization or developmental expenses and other intangible items;

       (5)   treasury stock;

       (6) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of Capital Stock to the extent such obligation is not reflected in Consolidated Current Liabilities; and

       (7)   Investments in and assets of Unrestricted Subsidiaries.

             "CORPORATE TRUST OFFICE" means the principal office of the Trustee at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 5 Penn Plaza, 13th Floor, New York, New York 10001, Attention: Corporate Trust Administration, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

             "CREDIT AGREEMENTS" means, collectively, the Five-Year Competitive Advance and Revolving Credit Facility Agreement, together with the 364-Day Competitive Advance and Revolving Credit Facility Agreement together with the related documents thereto (including any guarantee or security documents), as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time (collectively, the "INITIAL CREDIT AGREEMENTS") and any debt facility, credit facility or commercial paper facility, in each case with one or more banks or other lenders, providing for revolving credit loans, term loan or letters of credit, in each case, refunding, replacing or refinancing in whole or in part the Initial Credit Agreements, together with the related documents, as any such facility and related documents may be amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time and any successor facility thereto similarly refunding, replacing or refinancing any such facility.

             "CURRENCY AGREEMENT" means in respect of a Person any foreign exchange contract, currency swap agreement or other similar agreement (including, without limitation, swaps, caps, floors, collars and similar arrangements) designed to protect such Person against fluctuations in currency values.

             "DEFAULT" or "DEFAULT" means any event which is, or after notice of passage of time or both would be, an Event of Default.

             "DEPOSITARY" means, with respect to the Notes issuable in whole or in part in global form, DTC and any nominee thereof, until a successor shall have been appointed and become such pursuant to the applicable provisions of the Indenture, and thereafter "Depositary" shall mean or include such successor and any nominee thereof.

             "DISQUALIFIED STOCK" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable at the option of the Holder) or upon the happening of any event:

       (1) matures or is mandatorily redeemable (other than redeemable only for Capital Stock of such Person which is not itself Disqualified Stock) pursuant to a sinking fund obligation or otherwise;

       (2) is convertible or exchangeable at the option of the Holder for Indebtedness or Disqualified Stock; or

       (3) is mandatorily redeemable or must be purchased upon the occurrence of certain events or otherwise, in whole or in part;

in each case on or prior to the first anniversary of the Stated Maturity of the Notes; PROVIDED, HOWEVER, that any Capital Stock that would not constitute Disqualified Stock because provisions thereof give Holders thereof the right to require such Person to purchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Notes shall not constitute Disqualified Stock if:

       (1) the "asset sale" or "change of control" provisions applicable to such Capital Stock are not more favorable to the Holders of such Capital Stock than the terms applicable to the Notes as described in Section 4.10 and Section 4.06 of the Original Indenture; and

       (2) such requirement only becomes operative after compliance with such terms applicable to the Notes, including the purchase of any Notes tendered pursuant thereto.

The amount of any Disqualified Stock that does not have a fixed redemption, repayment or repurchase price will be calculated in accordance with the terms of such Disqualified Stock as if such Disqualified Stock were redeemed, repaid or repurchased on any date on which the amount of such Disqualified Stock is to be determined pursuant to this Indenture; PROVIDED, HOWEVER, that if such Disqualified Stock could not be required to be redeemed, repaid or repurchased at the time of such determination, the redemption, repayment or repurchase price will be the book value of such Disqualified Stock as reflected in the most recent financial statements of such Person.

             "DTC" means The Depository Trust Company.

             "EBITDA" for any period means the sum of Consolidated Net Income, plus, without duplication, the following to the extent deducted in calculating such Consolidated Net Income:

       (1) all income tax expense of the Company and its consolidated Restricted Subsidiaries;

       (2)   Consolidated Interest Expense;

       (3) depreciation and amortization expense of the Company and its consolidated Restricted Subsidiaries (excluding amortization expense attributable to a prepaid operating activity item that was paid in cash in a prior period);

       (4) all other non-cash charges of the Company and its consolidated Restricted Subsidiaries (excluding any such non-cash charge to the extent that it represents an accrual of or reserve for cash expenditures in any future period); and

       (5) up to $163,000,000 of restructuring charges, including asset impairment and other one time charges during such period to be taken no later than the fourth quarter of fiscal year 2002 of the Company;

in each case for such period. Notwithstanding the foregoing, the provision for taxes based on the income or profits of, and the depreciation and amortization and non-cash charges of, a Restricted Subsidiary shall be added to Consolidated Net Income to compute EBITDA only to the extent (and in the same proportion, including by reason of minority interest) that the net income of such Restricted Subsidiary was included in calculating Consolidated Net Income and only if a corresponding amount would be permitted at the date of determination to be dividended to the Company by such Restricted Subsidiary without prior approval (that has not been obtained), pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to such Restricted Subsidiary or its stockholders.

             "ELIGIBLE JURISDICTION" means any country in the European Union (as it exists on the Issue Date) or Switzerland.

             "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

             "FIVE-YEAR COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT" means the Five-Year Competitive Advance and Revolving Credit Facility Agreement dated as of September 25, 2000, among Lucent Technologies Inc. and the Company, as borrowers, the lenders party thereto, Citibank, N.A., as Agent, The Chase Manhattan Bank, Deutsche Bank AG New York and Cayman Islands Branches and Bank One, N.A., as co-syndication agents and co-arrangers, and Commerzbank AG, as co-arranger, and Salomon Smith Barney Inc., as lead arranger, together with the related documents thereto (including the loans thereunder, any guarantees and security documents).

             "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Issue Date, including those set forth in:

       (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants;

       (2) statements and pronouncements of the Financial Accounting Standards Board;

       (3) such other statements by such other entity as approved by a significant segment of the accounting profession; and

       (4) the rules and regulations of the SEC governing the inclusion of financial statements (including PRO FORMA financial statements) in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC.

             "GLOBAL NOTES" means Notes that are in the form of the Notes attached hereto as Exhibit A.

             "GUARANTEE" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness of any Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

       (1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such Person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take-or-pay or to maintain financial statement conditions or otherwise); or

       (2) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

PROVIDED, HOWEVER, that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

             "HEDGING OBLIGATIONS" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

             "HOLDER" or "NOTEHOLDER" means a person in whose name a Note is registered on the Registrar's books.

             "INCUR" means issue, assume, Guarantee, incur or otherwise become liable for; PROVIDED, HOWEVER, that any Indebtedness or Capital Stock of a Person existing at the time such Person becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Restricted Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. Solely for purposes of determining compliance with Section 4.07 of the Original Indenture,
(1) amortization of debt discount or the accretion of principal with respect to a non-interest bearing or other discount security and (2) the payment of regularly scheduled interest in the form of additional Indebtedness of the same instrument or the payment of regularly scheduled dividends on Capital Stock in the form of additional Capital Stock of the same class and with the same terms will not be deemed to be the Incurrence of Indebtedness.

             "INDEBTEDNESS" means, with respect to any Person on any date of determination (without duplication):

       (1) the principal in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable, including, in each case, any premium on such indebtedness to the extent such premium has become due and payable;

       (2) all Capital Lease Obligations of such Person and all Attributable Debt in respect of Sale/Leaseback Transactions entered into by such Person and under synthetic, off-balance sheet or tax retention leases;

       (3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations of such Person and all obligations of such Person under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business);

       (4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker's acceptance or similar credit transaction (other than obligations with respect to letters of credit securing obligations (other than obligations described in clauses (1) through (3) above) entered into in the ordinary course of business of such Person to the extent such letters of credit are not drawn upon or, if and to the extent drawn upon, such drawing is reimbursed no later than the tenth Business Day following payment on the letter of credit);

       (5) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock of such Person or, with respect to any Preferred Stock of any Subsidiary of such Person, the liquidation amount of such Preferred Stock determined in accordance with the terms of the definition of "Disqualified Stock" (but excluding, in each case, any accumulated but not declared dividends);

       (6) all obligations of the type referred to in clauses (1) through (5) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee;

       (7) all obligations of the type referred to in clauses (1) through (6) of other Persons secured by any Lien on any property or asset of such Person (whether or not such obligation is assumed by such Person), the amount of such obligation being deemed to be the lesser of the value of such property or assets and the amount of the obligation so secured; and

       (8) to the extent not otherwise included in this definition, Hedging Obligations of such Person.

Notwithstanding the foregoing, in connection with the purchase by the Company or any Restricted Subsidiary of any business, the term "Indebtedness" will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; PROVIDED, HOWEVER, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid within 30 days thereafter.

             The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date; PROVIDED, HOWEVER, that in the case of Indebtedness sold at a discount, the amount of such Indebtedness at any time will be the accreted value thereof at such time.

             "INDENTURE" means the Original Indenture, as amended and supplemented by this Second Supplemental Indenture and as further amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

             "INDEPENDENT QUALIFIED PARTY" means an investment banking firm, accounting firm or appraisal firm of national standing; PROVIDED, HOWEVER, that such firm is not an Affiliate of the Company.

             "INTERCREDITOR AGREEMENT" means the Intercreditor Agreement in the form attached hereto as Exhibit C hereto, to be entered into among the Agents and the Trustee as of the Issue Date, or such other intercreditor agreement on substantially identical terms entered into among the Agents and the Trustee for the purpose setting forth the relative rights of the Agents and the Trustee in respect of the Collateral.

             "INTEREST PAYMENT DATE" means the Stated Maturity of an installment of interest on the Notes.

             "INTEREST RATE AGREEMENT" means in respect of a Person any interest rate swap agreement, interest rate cap agreement or other financial agreement or arrangement (including, without limitation, swaps, caps, floors, collars and similar arrangements) designed to protect such Person against fluctuations in interest rates.

             "INVESTMENT" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extensions of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. Except as otherwise provided for herein, the amount of an Investment shall be its fair value at the time the Investment is made and without giving effect to subsequent changes in value.

             For purposes of the definition of "Unrestricted Subsidiary", the definition of "Restricted Payment" and Section 4.08 of the Original Indenture,
(i) "Investment" shall include the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted Subsidiary; PROVIDED, HOWEVER, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary equal to an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less (B) the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation, and (ii) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Board of Directors.

             "ISSUE DATE" of any Note means the date on which the Note was originally issued or deemed issued as set forth on the face of the Note.

             "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions are not required to be open in the State of New York.

             "LIEN" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

             "LIEN SUSPENSION PERIOD" means any period other than a Security Period.

             "MOODY'S" means Moody's Investors Service, Inc. and its successors.

             "NET AVAILABLE CASH" from an Asset Disposition means cash payments received therefrom (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to such properties or assets or received in any other noncash form), in each case net of:

       (1) all legal, title and recording tax expenses, commissions and other fees and expenses Incurred, and all federal, state, provincial, foreign and local taxes required to be accrued as a liability under GAAP, as a consequence of such Asset Disposition;

       (2) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law, be repaid out of the proceeds from such Asset Disposition;

       (3) all distributions and other payments required to be made to minority interest Holders in Restricted Subsidiaries as a result of such Asset Disposition by such Restricted Subsidiaries; and

       (4) the deduction of appropriate amounts provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

             "NET CASH PROCEEDS", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually Incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

             "NOTES" means any of the Company's 11 1/8% Senior Secured Notes due 2009 created hereby.

             "PERMITTED INVESTMENT" means an Investment by the Company or any Restricted Subsidiary in:

       (1) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; PROVIDED, HOWEVER, that either (x) the primary business of such Restricted Subsidiary is a Related Business or (y) such Investment is made in connection with a Qualified Receivables Transaction;

       (2) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that such Person's primary business is a Related Business;

       (3)   cash and Temporary Cash Investments;

       (4) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; PROVIDED, HOWEVER, that such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances;

       (5) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business;

       (6) loans or advances to employees made in the ordinary course of business consistent with past practices of the Company or such Restricted Subsidiary;

       (7) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments;

       (8) any Person to the extent such Investment (including any minority interest received in connection with an Asset Disposition) represents the non-cash portion of the consideration received for an Asset Disposition as permitted pursuant to Section 4.10 of the Original Indenture;

       (9) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

       (10) any Person where such Investment was acquired by the Company or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Company or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable or (b) as a result of a foreclosure by the Company or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

       (11) Investments in an aggregate principal amount which, when taken together with all other Investments under this clause (11), does not exceed $75,000,000;

       (12) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case, in the ordinary course of business; and

       (13) warrants received from and minority equity Investments in, customers of and vendors to the Company and its Restricted Subsidiaries so long as no cash is expended by the Company or any of its Restricted Subsidiaries to purchase any of the foregoing.

             "PERMITTED LIENS" means, with respect to any Person:

       (1) Liens on the Collateral to secure (i) Indebtedness permitted under the provisions described in Section 4.07(b)(1) of the Original Indenture in an aggregate principal amount not to exceed $825,000,000 and (ii) obligations other than for money borrowed owed to any Senior Lender or its Affiliates;

       (2) pledges or deposits by such Person under worker's compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases or subleases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or United States government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

       (3) Liens imposed by law, such as carriers', warehousemen's, materialman's, workman's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review and Liens arising solely by virtue of any statutory or common law provision relating to banker's Liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; PROVIDED, HOWEVER, that (A) such deposit account is not a dedicated cash collateral account and is not subject to restrictions against access by the Company in excess of those set forth by regulations promulgated by the Federal Reserve Board and (B) such deposit account is not intended by the Company or any Restricted Subsidiary to provide collateral to the depository institution;

       (4) Liens for taxes not yet subject to penalties for non-payment or which are being contested in good faith by appropriate proceedings;

       (5) Liens in favor of issuers of surety bonds or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

       (6) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real property or Liens incidental to the conduct of the business of such Person or to the ownership of its properties do not in the aggregate materially impair their use in the operation of the business of such Person;

       (7) Liens securing Indebtedness Incurred to finance the construction, purchase or lease of, or repairs, improvements or additions to, property, plant or equipment of such Person; PROVIDED, HOWEVER, that the Lien may not extend to any other property owned by such Person or any of its Restricted Subsidiaries at the time the Lien is Incurred (other than assets and property affixed or appurtenant thereto), and the Indebtedness (other than any interest thereon) secured by the Lien may not be Incurred more than 180 days after the later of the acquisition, completion of construction, repair, improvement, addition or commencement of full operation of the property subject to the Lien;

       (8)   Liens existing on the Issue Date;

       (9) Liens on property or shares of Capital Stock of another Person at the time such other Person becomes a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

       (10) Liens on property at the time such Person or any of its Subsidiaries acquires the property, including any acquisition by means of a merger or consolidation with or into such Person or a Subsidiary of such Person; PROVIDED, HOWEVER, that the Liens may not extend to any other property owned by such Person or any of its Restricted Subsidiaries (other than assets and property affixed or appurtenant thereto);

       (11) Liens securing Indebtedness or other obligations of a Subsidiary of such Person owing to such Person or a Wholly Owned Subsidiary of such Person;

       (12) Liens securing Hedging Obligations entered into in the ordinary course of business and not for speculative purposes, so long as such Hedging Obligations relate to Indebtedness that is, and is permitted to be under this Indenture, secured by a Lien on the same property securing such Hedging Obligations;

       (13) Liens on licenses or leases by the Company or any of its Restricted Subsidiaries as licensor or lessor in the ordinary course of business for patents, copyrights, trademarks, trade names and other intellectual property;

       (14) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Company and its Restricted Subsidiaries, taken as a whole;

       (15) any interest or title of a lessor in the property subject to any Capital Lease Obligation or operating lease;

       (16) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

       (17) Liens on equipment of the Company or any Restricted Subsidiary created in connection with synthetic leases with respect to such equipment in an aggregate amount not to exceed $85,000,000;

       (18) Liens created by or resulting from any litigation or legal proceeding that is currently being contested in good faith by appropriate proceedings;

       (19) customary Liens for the fees, costs and expenses of Trustees and escrow agents pursuant to any indenture, escrow agreement or similar agreement establishing a trust or an escrow arrangement;

       (20) governmental (federal, state or municipal) Liens arising out of contracts for the purchase of products and deposits or pledges to obtain the release of any such Liens;

       (21) Liens pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions, provided that such Lien is terminated upon consummation of the subject transaction;

       (22) Liens Incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to obligations that do not exceed $10,000,000 at any one time outstanding and that (a) are not Incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary;

       (23) Liens to secure any Refinancing (or successive Refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clause (7), (8), (9) or (10); PROVIDED, HOWEVER, that:

             (A) such new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

             (B) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (x) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clause (7), (8), (9) or
                   (10) at the time the original Lien became a Permitted Lien and (y) an amount necessary to pay any fees and expenses, including premiums, related to such Refinancing, refunding, extension, renewal or replacement;

       (24) Liens on receivables Incurred in connection with a Qualified Receivables Transaction; and

       (25)  Liens on the Collateral securing the Notes.

Notwithstanding the foregoing, "Permitted Liens" will not include any Lien described in clause (7), (9) or (10) above to the extent such Lien applies to any Additional Assets acquired directly or indirectly from Net Available Cash pursuant to Section 4.10 of the Original Indenture. For purposes of this definition, the term "Indebtedness" shall be deemed to include interest on such Indebtedness.

             "PREFERRED STOCK", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

             "PRINCIPAL" of a Note means the principal of the Note plus the premium, if any, payable on the Note which is due or overdue or is to become due at the relevant time.

             "QUALIFIED RECEIVABLES TRANSACTION" means any transaction or series of transactions entered into by the Company or any of its Restricted Subsidiaries in order to monetize or otherwise finance a pool (which may be fixed or revolving) of receivables, leases or other financial assets (including, without limitation, financing contracts) (in each case whether now or existing or arising in the future), and which may include a grant of a security interest in any such receivables, leases, other financial assets (whether now existing or arising in the future) of the Company or any of its Restricted Subsidiaries, and any assets related thereto, including all collateral securing such receivables, leases, or other financial assets, all contracts and all guarantees or other obligations in respect thereof, proceeds thereof and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with asset securitization transactions involving receivables, leases, or other financial assets.

             "RATING DEFICIENCY PERIOD" means any period beginning on (a) the Issue Date or a date that the rating of the Notes falls below either (i) Baa3 by Moody's or (ii) BBB- by S&P, as the case may be, and ending on (b) a Suspension Date.

             "REDEMPTION DATE" or "REDEMPTION DATE", when used with respect to any Notes to be redeemed in whole or in part, means that date fixed for such redemption by or pursuant to this Indenture.

             "REDEMPTION PRICE" or "REDEMPTION PRICE", when used with respect to any Notes to be redeemed in whole or in part, means the price (exclusive of accrued interest, if any) at which it is to be redeemed pursuant to this Indenture.

             "REFINANCE" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

             "REFINANCING INDEBTEDNESS" means Indebtedness that Refinances any Indebtedness of the Company or any Restricted Subsidiary existing on the Issue Date or Incurred in compliance with this Indenture, including Indebtedness that Refinances Refinancing Indebtedness; PROVIDED, HOWEVER, that:

       (1) such Refinancing Indebtedness has a Stated Maturity no earlier than the Stated Maturity of the Indebtedness being Refinanced;

       (2) such Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being Refinanced; and

       (3) such Refinancing Indebtedness has an aggregate principal amount (or if Incurred with original issue discount, an aggregate issue price) that is equal to or less than the aggregate principal amount (or if Incurred with original issue discount, the aggregate accreted value) then outstanding or committed (plus fees and expenses, including any premium and defeasance costs) under the Indebtedness being Refinanced;

PROVIDED FURTHER, HOWEVER, that Refinancing Indebtedness shall not include (A) Indebtedness of a Subsidiary that Refinances Indebtedness of the Company or (B) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

             "RELATED BUSINESS" means any business in which the Company or any Restricted Subsidiary was engaged on the Issue Date and any business related, ancillary or complementary to any business of the Company in which the Company was engaged on the Issue Date.

             "RESTRICTED PAYMENT" with respect to any Person means:

       (1) the declaration or payment of any dividends or any other distributions of any sort in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving such Person) or similar payment to the direct or indirect Holders of its Capital Stock (other than dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock) and dividends or distributions payable solely to the Company or a Restricted Subsidiary, and other than PRO RATA dividends or other distributions made by a Subsidiary that is not a Wholly Owned Subsidiary to minority stockholders (or owners of an equivalent interest in the case of a Subsidiary that is an entity other than a corporation));

       (2) the purchase, redemption or other acquisition or retirement for value of any Capital Stock of the Company held by any Person or of any Capital Stock of a Restricted Subsidiary held by any Affiliate of the Company (other than a Restricted Subsidiary), including the exercise of any option to exchange any Capital Stock (other than into Capital Stock of the Company that is not Disqualified Stock);

       (3) the purchase, repurchase, redemption, defeasance or other acquisition or retirement for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment of any Subordinated Obligations of such Person (other than the purchase, repurchase or other acquisition of Subordinated

             Obligations purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such purchase, repurchase or other acquisition); or

       (4) the making of any Investment (other than a Permitted Investment) in any Person.

             "RESTRICTED SUBSIDIARY" means any Subsidiary of the Company that is not an Unrestricted Subsidiary.

             "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, Inc. and its successors.

             "SALE/LEASEBACK TRANSACTION" means an arrangement relating to property owned by the Company or a Restricted Subsidiary on the Issue Date or thereafter acquired by the Company or a Restricted Subsidiary whereby the Company or a Restricted Subsidiary transfers such property to a Person and the Company or a Restricted Subsidiary leases such property or substantially similar property from such Person.

             "SECURITIES ACT" mean the Securities Act of 1933, as amended.

             "SECURITY AGREEMENT" means the Security Agreement dated as of March 25, 2002 among the Company, the other grantors named therein and the Collateral Trustee (a copy of which is attached hereto as Exhibit D), or any other security agreement entered into by the Company, any subsidiaries of the Company and the Collateral Trustee for the purpose of securing, among other obligations, the Company's obligations owing to the Senior Lenders under the Credit Agreements.

             "SECURITY DOCUMENTS" means the Security Agreement, the Collateral Trust Agreement and Intercreditor Agreement, and any and all other agreements or instruments entered into pursuant to Section 4.03 of this Second Supplemental Indenture for the purpose of securing on substantially the same terms as provided in the Security Agreement and the Collateral Trust Agreement the Company's obligations to the Holders of Notes in accordance with Section 4.01 of this Second Supplemental Indenture.

             "SECURITY PERIOD" means each period beginning on the Issue Date or the date on which:

       (a) the Company's corporate credit rating falls below BBB- by S&P or the Company's long-term senior unsecured debt rating falls below Baa3 by Moody's; AND

       (b) less than $400 million of unsecured Indebtedness is outstanding or available under the Credit Agreements OR any Indebtedness is secured under any Credit Agreement,

and ending on the date that:

       (i) all of the obligations of the Company owed to the Holders under the Notes and the Indenture have been repaid in full; OR

       (ii) the Company's corporate credit is rated at least BBB by S&P and the Company's long-terms senior unsecured debt is rated at least Baa2 by Moody's, and to the extent Company's corporate credit rating is rated BBB by S&P or the Company's long-term senior unsecured debt is rated Baa2 by Moody's, such rating shall not be accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof; OR

       (iii) at least $400 million of unsecured Indebtedness is outstanding or available under the Credit Agreements and no other Indebtedness is secured under the Credit Agreements, provided that Avaya has entered into such Credit Agreements with a syndicate of no less than two commercial banking institutions for the primary purpose of obtaining bona fide unsecured financing for working capital, acquisitions, or general corporate purposes (which may include refinancing of existing indebtedness), and not for the sole purpose of terminating the security interest in the Collateral granted to the Collateral Trustee or the Trustee for the benefit of the Holders;

and, in the case of clause (ii) and (iii) above, the Company shall have delivered to the Trustee and the Collateral Trustee an Officers' Certificate specifying the event giving rise to the end of such Security Period and stating that all conditions precedent for the release of the security interest of the Trustee or the Collateral Trustee, as the case may be, in the Collateral for the benefit of the Holders of the Notes have been satisfied.

             "SENIOR INDEBTEDNESS" means with respect to any Person:

       (1) Indebtedness of such Person, whether outstanding on the Issue Date or thereafter Incurred; and

       (2) accrued and unpaid interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to such Person whether or not post-filing interest is allowed in such proceeding) in respect of (A) indebtedness of such Person for money borrowed and (B) indebtedness evidenced by Notes, debentures, bonds or other similar instruments for the payment of which such Person is responsible or liable;

unless, in the case of clauses (1) and (2), in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that such obligations are subordinate in right of payment to the Notes; PROVIDED, HOWEVER, that Senior Indebtedness shall not include:

       (1)   any obligation of such Person to any Subsidiary of such Person;

       (2) any liability for federal, state, local or other taxes owed or owing by such Person;

       (3) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

       (4) any Indebtedness of such Person (and any accrued and unpaid interest in respect thereof) which is subordinate or junior in any respect to any other Indebtedness or other obligation of such Person; or

       (5) that portion of any Indebtedness which at the time of Incurrence is Incurred in violation of this Indenture.

             "SENIOR LENDERS" means the lenders party to the Credit Agreements.

             "STANDARD SECURITIZATION UNDERTAKINGS" means representations, warranties, covenants and indemnities entered into by the Company or any of its Restricted Subsidiaries that are reasonably customary in an accounts receivable transaction.

             "STATED MATURITY" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the Holder thereof upon the happening of any contigency unless such contingency has occurred).

             "SUBORDINATED OBLIGATION" means any Indebtedness of the Company (whether outstanding on the Issue Date or thereafter Incurred) which is subordinate or junior in right of payment to the Notes pursuant to a written agreement to that effect.

             "SUBSIDIARY" means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by:

       (1)   such Person;

       (2)   such Person and one or more Subsidiaries of such Person; or

       (3)   one or more Subsidiaries of such Person.

             "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that Guarantees payment of the Notes.

             "SUSPENSION DATE" means the date that (1) the Notes are rated at least BBB- by S&P and Baa3 by Moody's and, to the extent that such rating shall be BBB- by S&P or Baa3 by Moody's, such rating is not accompanied by either (x) in the case of S&P, a negative outlook, creditwatch negative or the equivalent thereof or (y) in the case of Moody's, a negative outlook, a review for possible downgrade or the equivalent thereof and (2) the Company delivers an Officers' Certificate to the Trustee certifying that the Notes have achieved the ratings described in clause (1) of this definition.

             "SUSPENSION PERIOD" means any period other than a Rating Deficiency Period.

             "TEMPORARY CASH INVESTMENTS" means any of the following:

       (1) any investment in direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof;

       (2) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company which is organized under the laws of the United States of America, any State thereof or any foreign country recognized by the United States of America, and which bank or trust company has capital, surplus and undivided profits aggregating in excess of $50,000,000 (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

       (3) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above entered into with a bank meeting the qualifications described in clause (2) above;

       (4) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. or "A-1" (or higher) according to Standard and Poor's Ratings Group; and

       (5) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by Standard & Poor's Ratings Group or "A" by Moody's Investors Service, Inc.

             "364-DAY COMPETITIVE ADVANCE AND REVOLVING CREDIT FACILITY AGREEMENT" means the 364-Day Competitive Advance and Revolving Credit Facility Agreement dated as of August 28, 2001, among the Company, as borrower, the lenders party thereto, Citibank, N.A., as Agent, The Chase Manhattan Bank, Deutsche Bank AG New York Branch and Credit Suisse First Boston, as Co-Syndicate Agents and Salomon Smith Barney Inc., as lead arranger, together with the related documents thereto (including the loans thereunder, any guarantees and security documents).

             "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture; PROVIDED, HOWEVER, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

             "UNRESTRICTED SUBSIDIARY" means:

       (1) any Unrestricted Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and

       (2)   any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; PROVIDED, HOWEVER, that (1) no Subsidiary may be designated an Unrestricted Subsidiary during a Suspension Period and (2) either (A) the Subsidiary to be so designated has total assets of $10,000 or less or (B) if such Subsidiary has assets greater than $10,000, such designation would be permitted under Section 4.08 of the Original Indenture.

             The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; PROVIDED, HOWEVER, that immediately after giving effect to such designation (A) the Company could Incur $1.00 of additional Indebtedness under paragraph (a) of Section 4.07 of the Original Indenture and
(B) no Default shall have occurred and be continuing. Any such designation by the Board of Directors shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Board of Directors giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

             "VOTING STOCK" of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or Trustees thereof.

             "WARBURG EQUITY TRANSACTIONS" means the transactions contemplated by (i) the Stock Purchase Agreement and (ii) the Conversion and Exercise Agreement, each dated March 10, 2002, between the Company, Warburg, Pincus Netherlands Equity Partners I., C.V., Warburg, Pincus Netherlands Equity Partners II., C.V., Warburg, Pincus Netherlands Equity Partners III, C.V. and Warburg, Pincus Equity Partner, L.P.

             "WARBURG TRANSACTIONS" means the transactions contemplated by (i) the Warburg Equity Transactions, (ii) the Preferred Stock and Warrant Purchase Agreement, dated as of August 8, 2000, by and among the Company, Warburg, Pincus Equity Partners, L.P. and the other purchasers party thereto, including the terms of the Series B convertible participating preferred stock and warrants issued pursuant thereto and (iii) any amendment of the terms of the Series B convertible participating preferred stock or exchange or equity interests for shares of Series B convertible participating preferred stock, in each case, to the extent permitted under the Credit Agreements.

             "WHOLLY OWNED SUBSIDIARY" means a Restricted Subsidiary all the Capital Stock of which (other than directors' qualifying shares) is owned by the Company or one or more Wholly Owned Subsidiaries.

             SECTION 1.02 OTHER DEFINITIONS.

                                                                       Defined in
             Term                                                      Section
             ----                                                      -------

             "Agent Members"...........................................2.08(b)
             "Change of Control Purchase Date".........................4.06
             "Change of Control Purchase Notice".......................4.06
             "Change of Control Purchase Price"........................4.06
             "Events of Default".......................................3.01(c)
             "Excess Proceeds Offer"...................................4.10(b)
             "Initial Lien"............................................3.01(b)
             "Notice of Default".......................................3.01(c)
             "Offer Amount"............................................4.10(c)(2)
             "Offer Period"............................................4.10(c)(2)
             "Paying Agent"............................................2.06
             "Registrar"...............................................2.06
             "Successor Company".......................................5.01

                                   ARTICLE II

                                    THE NOTES

             SECTION 2.01 TITLE OF THE NOTES. The Notes shall be known and designated as the 11 1/8% Senior Secured Notes due 2009 of the Company.

             SECTION 2.02 AMOUNT. The aggregate principal amount of Notes that may be authenticated and delivered under this Second Supplemental Indenture is unlimited. The Company has initially authorized the execution and delivery of $440,000,000 of Notes under this Second Supplemental Indenture. Subject to
Article IV of this Second Supplemental Indenture and applicable law, the Company may issue additional Notes under the Second Supplemental Indenture. The Notes issued on the original Issue Date and any other Notes subsequently issued shall be treated as a single class of Securities for all purposes under the Indenture.

             SECTION 2.03 STATED MATURITY. The Stated Maturity of the Notes shall be April 1, 2009.

             SECTION 2.04 INTEREST. Interest on the Notes shall be payable in the amount, on the Interest Payment Dates and in the manner provided for in the form of the Notes attached hereto as Exhibit A. The Company shall pay interest on overdue principal at 1% per annum in excess of the stated rate of interest and will pay interest on overdue installments of interest at such higher rate to the extent lawful.

             SECTION 2.05 FORMS; DENOMINATIONS. The Notes shall be Registered Securities. The Notes shall be issued only in denominations of $1,000 principal amount and any integral multiple in excess thereof. The Notes shall be in substantially the form attached hereto as Exhibit A.

             (a) GLOBAL NOTES. (i) Notes shall be issued initially in the form of one or more Global Notes in definitive fully registered form without interest coupons, deposited on behalf of the subscribers for the Notes represented thereby with The Bank of New York, at its Corporate Trust Office, as custodian for the Depositary and registered in the name of DTC or a nominee thereof, duly executed by the Company and authenticated by the Trustee as provided in the Indenture. The aggregate principal amount of the Global Notes may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

             Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect redemptions.

             Any adjustment of the aggregate principal amount of a Global Note to reflect the amount of any increase or decrease in the principal amount of outstanding Notes represented thereby shall be made by the Trustee pursuant to a Company Order delivered pursuant to Section 2.03 of the Original Indenture or
Section 2.11 of the Original Indenture, and shall be made on the records of the Trustee and the Depositary.

             (ii) BOOK-ENTRY PROVISIONS. This Section 2.05(a)(ii) shall apply only to Global Notes. The Company shall execute and the Trustee shall, in accordance with this Section 2.05(a)(ii) and Sections 2.03 and 2.11 of the Original Indenture, authenticate and deliver initially one or more Global Notes that (a) shall be registered in the name of the Depositary, (b) shall be delivered by the Trustee to the Depositary or pursuant to the Depositary's instructions and (c) shall bear legends substantially to the following effect:

             "UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

             TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS, IN WHOLE BUT NOT IN PART, TO NOMINEES OF THE

             DEPOSITORY TRUST COMPANY OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE II OF THE SUPPLEMENTAL INDENTURE REFERRED TO ON THE REVERSE HEREOF."

             (b) CERTIFICATED NOTES. Except as otherwise set forth in this Second Supplemental Indenture, owners of beneficial interests in Global Notes will not be entitled to receive physical delivery of Certificated Notes.

             SECTION 2.06 TRANSFER AND EXCHANGE. (i) Notwithstanding any other provisions of the Indenture or the Notes, a Global Note shall not be exchanged in whole or in part for a Note registered in the name of any Person other than the Depositary or one or more nominees thereof, PROVIDED that a Global Note may be exchanged for Notes registered in the names of any person designated by the Depositary in the event that (A) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Note or the Depositary has ceased to be a "clearing agency" registered under the Exchange Act, and a successor Depositary is not appointed by the Company within 90 days,
(B) an Event of Default has occurred and is continuing with respect to the Notes or (C) the Company executes and delivers a Company Order to the effect that the Global Note shall be exchangeable. Any Global Note exchanged pursuant to clause
(A) above shall be so exchanged in whole and not in part, and any Global Note exchanged pursuant to clause (B) above may be exchanged in whole or from time to time in part as directed by the Depositary.

             (ii) Notes issued in exchange for a Global Note or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have an aggregate principal amount equal to that of such Global Note or portion thereof to be so exchanged and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Note to be exchanged in whole shall be surrendered by the Depositary to the Trustee, as Registrar. With regard to any Global Note to be exchanged in part, either such Global Note shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Note, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Note issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

             (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

             (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company will promptly make available to the Trustee a reasonable supply of Certificated Notes.

             (v) Neither any members of, or participants in, the Depositary (collectively, the "AGENT MEMBERS") nor any other Persons on whose behalf Agent Members may act shall have any rights under the Indenture with respect to any Global Note registered in the name of the Depositary or any nominee thereof, or under any such Global Note, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Note.

             SECTION 2.07 REGISTRAR AND PAYING AGENT. The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Notes may be presented for purchase or payment ("PAYING AGENT"). The Registrar shall keep a register of the Notes and of their registration of transfer and exchange. The Company may have one or more co-registrars and one or more additional paying agents. The term Paying Agent includes any additional paying agent.

             The Company shall enter into an appropriate agency agreement with any Registrar or co-registrar or Paying Agent (other than the Trustee). The agency agreement shall implement the provisions of the Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefore pursuant to Section 7.07 of the Original Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar or co-registrar.

             The Company initially appoints the Trustee as Registrar and Paying Agent in connection with the Notes.

             SECTION 2.08 PAYING AGENT TO HOLD MONEY AND NOTES IN TRUST. Except as otherwise provided herein, by no later than 10:00 a.m. (New York City time) on or prior to each due date of payments in respect of any Notes, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Noteholder or the Trustee all money held by the Paying Agent for the making of payments in respect of the Notes and shall notify the Trustee of any default by the Company in making any such payment. At any time during the continuance of any such default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money.

             SECTION 2.09 CUSIP NUMBERS.

             The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption or repurchases as a convenience to Holders; PROVIDED that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on other identification numbers printed on the Notes, and any such redemption or repurchase shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the "CUSIP" numbers.

                                   ARTICLE III

                         AMENDMENT OF CERTAIN PROVISIONS
                            OF THE ORIGINAL INDENTURE

             SECTION 3.01 AMENDMENTS RELATING TO THE NOTES. The Original Indenture is hereby amended, solely with respect to the Notes (and not with respect to any other series of Securities that may be issued under the Original Indenture), as follows:

             (a) Article 3 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 3

                               REDEMPTION OF NOTES

               SECTION 3.01 RIGHT TO REDEEM; OPTIONAL REDEMPTION.

       On after April 1, 2006, the Company may redeem the Notes, in whole or from time to time in part, upon not less than 30 nor more than 60 days' notice at the Redemption Prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest, if any, to the applicable Redemption Date, if redeemed during the twelve-month period beginning on April 1 of the following years:

             Year                                                   Percentage
             ----                                                   ----------

             2006...................................................105.563%
             2007...................................................102.781%
             2008...................................................100.000%

             In addition, before April 1, 2005, the Company may at its option, from time to time, redeem Notes in an aggregate principal amount not to exceed 35% of the aggregate principal amount of the Notes originally issued at a redemption price (expressed as a percentage of principal amount) of 111.125%, plus accrued and unpaid interest to the Redemption Date, with the net cash proceeds from one or more sales of the Company's Capital Stock (other than Disqualified Stock); provided that (1) at least 65% of the aggregate principal amount of the Notes originally issued remains outstanding immediately after the occurrence of each such redemption (other than the Notes held, directly or indirectly, by us or our Affiliates); and (2) each such redemption occurs within the 60 day period immediately succeeding the date of the sale of such Capital Stock.

             The Company will give notice of any redemption as provided in
Section 3.03. If less than all of the Notes are to be redeemed, selection of the Notes for redemption will be made by the Trustee on a pro rata or by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Company may not redeem any Notes except in integral multiples of $1,000.

             SECTION 3.02 ELECTION TO REDEEM; NOTICE TO TRUSTEE. The election of the Company to redeem any Notes pursuant to Section 3.01 shall be evidenced by a resolution of the Board of Directors. In case of any redemption at the election of the Company, the Company shall, not more than 60 nor less than 30 days immediately preceding the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee of such Redemption Date and of the aggregate principal amount of Notes to be redeemed.

             SECTION 3.03 NOTICE OF REDEMPTION. Not more than 60 days nor less than 30 days immediately preceding a Redemption Date, the Company shall mail a notice of redemption by first-class mail, postage prepaid, to each Holder of Notes to be redeemed.

             The notice shall identify the Notes to be redeemed and shall state:

             (1)   the Redemption Date;

             (2)   the Redemption Price;

             (3)   the name and address of the Paying Agent;

             (4) that Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

             (5) that, unless the Company defaults in making payment of such Redemption Price and interest, if any, on Notes called for redemption will cease to accrue on and after the Redemption Date;

             (6) that the conditions precedent to such redemption have occurred;

             (7)   the CUSIP number of the Notes; and

             (8)   any other relevant information.

             At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense; PROVIDED that the Company makes such request at least three Business Days prior to the date such notice of redemption must be mailed.

             If any Note is to be redeemed in part only, the notice of the redemption relating to the Note will state the portion of the principal amount to be redeemed. A new Note in an aggregate principal amount equal to the unredeemed portion thereof will be issued upon cancellation of the original Note.

             SECTION 3.04 DEPOSIT OF REDEMPTION PRICE. Prior to any Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.06 of the Original Indenture) money sufficient to pay the related Redemption Price of, and (except if such Redemption Date shall be an Interest Payment Date) accrued interest on, all Notes to be redeemed on that date other than Notes or portions of Notes called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation. If such money is then held by the Company in trust and is not required for such purpose, it shall be discharged from such trust.

             SECTION 3.05 NOTES PAYABLE ON REDEMPTION DATE. If notice of redemption has been given in the manner set forth in Section 3.03, the Notes called for redemption become due and payable on the Redemption Date specified in such notice and upon presentation and surrender of the Notes to the Paying Agent, such Notes shall be paid and redeemed by the Company at the Redemption Price stated in the notice together with accrued interest (subject to the right of the Holders of record on the relevant Record Date to receive interest on an Interest Payment Date that is on or prior to the Redemption Date). From and after the Redemption Date, if monies for the redemption of Notes called for redemption shall have been made available at the office of the Paying Agent, for redemption on the Redemption Date, the Notes called for redemption shall cease to bear interest, and the only right of the Holders of such Notes shall be to receive payment of the Redemption Price together with accrued interest (subject to the right of Holders of record on the relevant Record Date to receive interest on an interest payment date that is on or prior to the Redemption Date) to the Redemption Date as aforesaid. If monies for the redemption of the Notes are not made available for payment until after the Redemption Date, the Notes called for redemption shall not cease to bear interest until such monies have been so made available.

             If any Note called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Note."

             (b) Article 4 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 4

                                    COVENANTS

             The Company will comply at all times with the covenants described in Sections 4.01 through 4.06 and Sections 4.13 through 4.16 (other than in the event of a discharge and defeasance). In addition, during a Rating Deficiency Period (other than in the event of a discharge and defeasance), the Company will comply with the covenants described in Sections 4.07 through 4.12.

             Section 4.01 PAYMENT OF PRINCIPAL, INTEREST AND PREMIUM. The Company will duly and punctually pay the principal, interest, and premium, if any, on the Notes in accordance with the terms of the Notes and this Indenture.

             Section 4.02 LIMITATION ON LIENS. The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (a) during any Security Period, Incur or permit to exist any Lien of any nature whatsoever, other than Permitted Liens, on any of its properties (including Capital Stock of a Restricted Subsidiary), whether owned at the Issue Date or thereafter acquired, securing any Indebtedness; and (b) during any Lien Suspension Period, Incur or permit to exist any Lien (the "Initial Lien") of any nature whatsoever, other than Permitted Liens, on any of its properties (including Capital Stock of a Restricted Subsidiary) whether owned on the Issue date or thereafter acquired, securing any Indebtedness without effectively providing that the Notes shall be secured equally and ratably with (or prior to) the obligations so secured for so long as such obligations are so secured; PROVIDED, HOWEVER, that the Company will, at any time, be entitled to Incur other Liens to secure Indebtedness as long as the amount of outstanding Indebtedness secured by Liens Incurred pursuant to this proviso and the amount of all outstanding Attributable Debt with respect to Sale/Leaseback Transactions (other than synthetic leases constituting Sale/Leaseback Transactions in an aggregate principal amount not to exceed $85,000,000 at any one time outstanding) does not exceed, in the aggregate, 12.5% of Consolidated Net Tangible Assets, as of the date that such Lien is Incurred, as determined as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Incurrence.

             Any Lien created for the benefit of the Holders of the Notes pursuant to clause (b) of the preceding paragraph shall provide by its terms that such Lien shall be automatically and unconditionally released and discharged upon the release and discharge of the Initial Lien.

             SECTION 4.03 LIMITATION ON SALE/LEASEBACK TRANSACTIONS. The Company will not, and will not permit any Restricted Subsidiary to, enter into any Sale/Leaseback Transaction with respect to any property unless:

       (1) after giving effect to the Sale/Leaseback Transaction, the amount of all outstanding Attributable Debt with respect to Sale/Leaseback Transactions and the amount of all outstanding Indebtedness secured by Liens permitted to be Incurred pursuant to Section 4.02(a) does not exceed, in the aggregate, 12.5% of Consolidated Net Tangible Assets, as determined as of the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Sale/Leaseback Transaction;

       (2) the net proceeds received by the Company or any Restricted Subsidiary in connection with such Sale/Leaseback Transaction are at least equal to the fair value of such property; and

       (3) within 180 days after the Sale/Leaseback Transaction, the Company applies the proceeds of such transaction to prepay, repay, redeem or purchase Senior Indebtedness of the Company or any of its Restricted Subsidiaries or to acquire Additional Assets;

PROVIDED, HOWEVER, that the foregoing provision shall not apply to any synthetic leases constituting Sale/Leaseback Transactions in an aggregate amount not to exceed $85,000,000 at any one time outstanding.

             SECTION 4.04 AMENDMENT OF SECURITY DOCUMENTS. Upon the execution of the Security Documents, the Company will not modify, or supplement, or permit or consent to any amendment, modification or supplement of, the Security Documents in any way that would be adverse to Holders in any material respect except (i) in accordance with the terms of the Intercreditor Agreement or (ii) with the written consent of Holders of a majority of the principal amount of the Notes then outstanding.

             SECTION 4.05 REPORTS TO HOLDERS. Whether or not the Company is required to file reports with the SEC, so long as any Notes are outstanding, the Company will file with the SEC:

       (1) all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and its consolidated Subsidiaries and, with respect to the annual information only, a report thereon by the Company's certified independent accountants; and

       (2) all current reports that would be required to be filed with the Commission on Form 8-K if the Company were required to file such reports, in each case within the time periods specified in the Commission's rules and regulations.

       If the SEC does not permit the filings described above, the Company will provide the Trustee with an annual and interim reports and other information within the same time periods that would be applicable if the Company were required and permitted to file those reports with the SEC. We will also instruct the Trustee to mail those reports and other information to Holders at their addresses set forth on the security register.

       Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

             SECTION 4.06 CHANGE OF CONTROL. (a) Upon the occurrence of a Change of Control, each Holder will have the right to require that the Company repurchase such Holder's Notes at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant Interest Payment Date) (the "CHANGE OF CONTROL PURCHASE PRICE").

             (b) Within 30 days following any Change of Control, the Company will mail a notice to each Holder with a copy to the Trustee stating (i) that a Change of Control has occurred and that such Holder has the right to require the Company to purchase such Holder's

Notes at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant Interest Payment Date); (ii) the circumstances and relevant facts regarding such Change of Control (including information with respect to pro forma historical income, cash flow and capitalization, in each case after giving effect to such Change of Control); (iii) the purchase date (which shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "CHANGE OF CONTROL PURCHASE DATE"); and (iv) the instructions, as determined by the Company, consistent with this Section 4.06, that a Holder must follow in order to have its Notes purchased.

             (c) Holders electing to have the Notes repurchased will be required to surrender their Notes, with an appropriate form duly completed, to the Company at the address specified in the notice at least 10 Business Days prior to the Change of Control Purchase Date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the Change of Control Purchase Date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of Notes which was delivered for purchase by the Holder and a statement that such Holder is withdrawing its election to have such Notes repurchased.

             (d) On the Change of Control Purchase Date, all Notes, repurchased by the Company under this Section shall be delivered to the Trustee for cancellation, and the Company shall pay the repurchase price plus accrued and unpaid interest to the Holders entitled thereto. Upon surrender of a Note that is repurchased under this Section in part, the Company shall execute and the Trustee shall authenticate for the Holder thereof (at the Company's expense) a new Note having the principal amount equal to the principal amount of the Note surrendered less the portion of the principal amount of the Note repurchased.

             (e)   The Company shall not be required to comply with this
Section 4.06 if a third party mails a written notice of Change of Control in the manner, at the times and otherwise in compliance with this Section 4.06 and repurchases all Notes delivered for repurchase and not withdrawn.

             (f) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.06, we will comply with the applicable securities laws and regulations and shall not be deemed to have breached our obligations under this Section 4.06 by virtue of our compliance with such securities laws or regulations. .

             SECTION 4.07 LIMITATION ON INDEBTEDNESS. (a) the Company will not, and will not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; PROVIDED, HOWEVER, that the Company and its Restricted Subsidiaries will be entitled to Incur Indebtedness if, on the date of such Incurrence and after giving effect thereto on a PRO FORMA basis, no Default has occurred and is continuing and the Consolidated Coverage Ratio exceeds 2.25 to 1.

             (b) Notwithstanding the foregoing, the Company and its Restricted Subsidiaries will be entitled to Incur any or all of the following Indebtedness:

       (1) Indebtedness Incurred by the Company and its Restricted Subsidiaries pursuant to the Credit Agreements; PROVIDED, HOWEVER, that, after giving effect to any such Incurrence, the aggregate principal amount of all Indebtedness Incurred under this clause (1) and then outstanding does not exceed $825,000,000 less the amount of any Indebtedness Incurred pursuant to clause (13) of this paragraph (b);

       (2) Indebtedness owed to and held by the Company or a Restricted Subsidiary; PROVIDED, HOWEVER, that (A) any subsequent issuance or transfer of any Capital Stock which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the obligor thereon and (B) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the prior payment in full in cash of all obligations with respect to the Notes;

       (3)   the Notes;

       (4) Indebtedness outstanding on the Issue Date (other than Indebtedness described in (1), (2) or (3) above) or Incurred during a Suspension Period;

       (5) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Subsidiary was acquired by the Company (other than Indebtedness Incurred in connection with, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Subsidiary became a Subsidiary or was acquired by the Company); PROVIDED, HOWEVER, that on the date of such acquisition and after giving PRO FORMA effect thereto, the Company would have been able to Incur at least $1.00 of additional Indebtedness pursuant to paragraph (a) above;

       (6) Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to paragraph (a) above or pursuant to clause (3), (4) or
             (5) above or this clause (6); PROVIDED, HOWEVER, that to the extent such Refinancing Indebtedness directly or indirectly Refinances Indebtedness of a Subsidiary, such Refinancing Indebtedness shall be Incurred only by such Subsidiary or the Company;

       (7) Indebtedness of the Company or any of its Restricted Subsidiaries attributable to Capital Lease Obligations, or Incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including any Indebtedness assumed in connection with the acquisition of any such assets, in an aggregate principal amount which, when taken together with all other Indebtedness of the Company or any of its Restricted Subsidiaries incurred pursuant to this clause (7) and then outstanding, does not exceed 5% of Consolidated Net Tangible Assets;

       (8) Hedging Obligations entered into in the ordinary course of business and not for speculative purposes;

       (9) obligations in respect of tender, performance, government contract, bid and surety or appeal bonds and standby letters of credit and warranty and contractual obligations of like nature or documentary letters of credit or completion guarantees provided by the Company or any Restricted Subsidiary in the ordinary course of business;

       (10) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; PROVIDED, HOWEVER, that such Indebtedness is extinguished within five Business Days of its Incurrence;

       (11) Indebtedness Incurred in a Qualified Receivables Transaction that is non-recourse to the Company or any Restricted Subsidiary (except for Standard Securitization Undertakings or a Restricted Subsidiary whose principal assets are the receivables, leases or other assets that are the subject of the Qualified Receivables Transaction);

       (12) Indebtedness of the Company or of any of its Restricted Subsidiaries in an aggregate principal amount which, when taken together with all other Indebtedness of the Company and its Restricted Subsidiaries outstanding on the date of such Incurrence (other than Indebtedness permitted by clauses (1) through (11) above or (a) above), does not exceed $75,000,000; and

       (13) Indebtedness of the Company or any of its Restricted Subsidiaries in an aggregate principal amount at any one time outstanding not to exceed $200,000,000 secured by a mortgage on any real property of the Company or such Restricted Subsidiary.

             (c) Notwithstanding the foregoing, the Company will not Incur any Indebtedness pursuant to (b) above if the proceeds thereof are used, directly or indirectly, to Refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Notes to at least the same extent as such Subordinated Obligations.

             (d)   For purposes of determining compliance with this covenant,
(1) in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described above, the Company, in its sole discretion, will classify such item of Indebtedness at the time of Incurrence and only be required to include the amount and type of such Indebtedness in one of the above clauses and (2) the Company will be entitled to divide and classify, and at any time, redivide and reclassify, an item of Indebtedness in more than one of the types of Indebtedness described above.

             (e) The Company will not, directly or indirectly, Incur any Indebtedness that is subordinated in right of payment to any Indebtedness of the Company unless such Indebtedness is subordinated in right of payment to the Notes to the same extent.

             (f) Notwithstanding the foregoing, Avaya Technology Corp will not, directly or indirectly Incur, nor will the Company, directly or indirectly, cause Avaya Technology Corp. to Incur, any Indebtedness so long as the Notes are secured.

             SECTION 4.08 LIMITATION ON RESTRICTED PAYMENTS. (a) The Company will not, and will not permit any Restricted Subsidiary, directly or indirectly, to make a Restricted Payment if at the time the Company or such Restricted Subsidiary makes such Restricted Payment:

       (1) a Default shall have occurred and be continuing (or would result therefrom);

       (2) the Company is not entitled to Incur an additional $1.00 of Indebtedness pursuant to Section 4.07(a); or

       (3) the aggregate amount of such Restricted Payment and all other Restricted Payments since the Issue Date would exceed the sum of (without duplication):

             (A) 50% of the Consolidated Net Income accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Issue Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit); PLUS

             (B) 100% of the aggregate Net Cash Proceeds received by the Company from the issuance or sale of its Capital Stock (other than Disqualified Stock) subsequent to the Issue Date (other than an issuance or sale to a Subsidiary of the Company and other than (i) the Warburg Equity Transactions and (ii) an issuance or sale to an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) and 100% of any cash capital contribution received by the Company from its shareholders subsequent to the Issue Date; PLUS

             (C) the amount by which Indebtedness of the Company is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company or pursuant to the Warburg Equity Transactions) subsequent to the Issue Date of any Indebtedness of the Company convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash, or the fair value of any other property, distributed by the Company upon such conversion or exchange); PLUS

             (D) an amount equal to the sum of (x) the net reduction in the Investments (other than Permitted Investments) made by the Company or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by the

                   Company or any Restricted Subsidiary, and (y) to the extent such Person is an Unrestricted Subsidiary, the portion (proportionate to the Company's equity interest in such Subsidiary) of the fair market value of the net assets of such Unrestricted Subsidiary at the time such Unrestricted Subsidiary is designated a Restricted Subsidiary; PROVIDED, HOWEVER, that the foregoing sum shall not exceed, in the case of any such Person or Unrestricted Subsidiary, the amount of Investments (excluding Permitted Investments) previously made (and treated as a Restricted Payment) by the Company or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; PLUS

             (E)   $25,000,000.

       (b)   The preceding provisions will not prohibit:

       (1) any Restricted Payment made out of the Net Cash Proceeds of the substantially concurrent sale of, or made by exchange for, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or to a trust established by the Company or any of its Subsidiaries for the benefit of their employees) or a substantially concurrent cash capital contribution received by the Company from its shareholders; PROVIDED, HOWEVER, that (A) such Restricted Payment shall be excluded in the calculation of the amount of Restricted Payments and (B) the Net Cash Proceeds from such sale or such cash capital contribution (to the extent so used for such Restricted Payment) shall be excluded from the calculation of amounts under clause (3)(B) of paragraph
             (a) above;

       (2) any purchase, repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Subordinated Obligations which are permitted to be Incurred pursuant to Section 4.07; PROVIDED, HOWEVER, that such purchase, repurchase, redemption, defeasance or other acquisition or retirement for value shall be excluded in the calculation of the amount of Restricted Payments;

       (3) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this covenant; PROVIDED, HOWEVER, that at the time of payment of such dividend, no other Default shall have occurred and be continuing (or result therefrom); PROVIDED FURTHER, HOWEVER, that such dividend shall be included in the calculation of the amount of Restricted Payments;

       (4) so long as no Default has occurred and is continuing, the repurchase or other acquisition of shares of Capital Stock of the Company or any of its Subsidiaries from employees, former employees, directors or former directors of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors), pursuant to the terms of the agreements (including employment agreements) or plans (or amendments thereto) approved by the Board of Directors under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such Capital Stock; PROVIDED, HOWEVER, that the aggregate amount of such repurchases and other acquisitions shall not exceed $10,000,000 in any calendar year; PROVIDED, HOWEVER, that such repurchase or other acquisition shall be included in the calculation of the amount of Restricted Payments; or

       (5) payments to Holders of Capital Stock (or to the Holders of Indebtedness or Disqualified Capital Stock that is convertible into or exchangeable for Capital Stock upon such conversion or exchange) in lieu of the issuance of fractional shares; PROVIDED, HOWEVER, that such payments shall be included in the calculation of the amount of Restricted Payments.

             (c) For purposes of calculating the amount of Restricted Payments allowable under clause (a)(3) of this Section 4.08 covenant, any payment made by the Company or a Restricted Subsidiary since the Issue Date that meets the definition of a Restricted Payment will be considered a Restricted Payment notwithstanding the fact that such payment was made in a period other than a Rating Deficiency Period.

             SECTION 4.09 LIMITATION ON RESTRICTIONS ON DISTRIBUTIONS FROM RESTRICTED SUBSIDIARIES. The Company will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions on its Capital Stock to the Company or a Restricted Subsidiary or pay any Indebtedness owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

       (1)   with respect to clauses (a), (b) and (c):

             (i) any encumbrance or restriction pursuant to an agreement in effect at or entered into on the Issue Date;

             (ii) any encumbrance or restriction pursuant to a definitive written agreement entered into in good faith during any Suspension Period;

             (iii) any encumbrance or restriction contained in the terms of any Indebtedness Incurred pursuant to Section 4.07(b)(1) or any agreement pursuant to which such Indebtedness was issued if
                    (x) either (i) the encumbrance or restriction applies only in the event of and during the continuance of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement or (ii) the Company determines at the time any such Indebtedness is Incurred (and at the time of any modification of the terms of any such encumbrance or restriction) that any such encumbrance or restriction will not materially affect the Company's ability to make principal or interest payments on the Notes and (y) the encumbrance or restriction is not materially more disadvantageous to the

                    Holders of the Notes than is customary in comparable financings or agreements (as determined by the Company in good faith);

             (iv) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary on or prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was acquired by the Company) and outstanding on such date;

             (v) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (i), (ii) or (iii) of clause (1) of this covenant or this clause (v) or contained in any amendment to an agreement referred to in clause (i),
                    (ii) or (iii) of clause (1) of this covenant or this clause
                    (v); PROVIDED, HOWEVER, that the encumbrances and restrictions with respect to such Restricted Subsidiary contained in any such refinancing agreement or amendment are no less favorable to the Noteholder than encumbrances and restrictions with respect to such Restricted Subsidiary contained in such predecessor agreements;

             (vi)   applicable law, rules, regulations and/or orders;

             (vii) this Indenture and any Liens (including Permitted Liens) permitted by this Indenture;

             (viii) any encumbrance or restriction required under the terms of the Credit Agreements or the Security Documents as in existence on the Issue Date, or as may be amended after the Issue Date, provided that any encumbrance or restriction as so amended is not materially more disadvantageous to the Holders of the Notes;

             (ix) restrictions on cash or other deposits or net worth imposed under contracts entered into the ordinary course of business;

             (x) any encumbrance or restriction existing under or by reason of contractual requirements in connection with a Qualified Receivables Transaction;

             (xi) pursuant to any merger agreements, stock purchase agreements, asset sale agreements and similar agreements limiting the transfer of properties and assets or distributions, provided that such restriction or encumbrance is terminated upon consummation of the subject transaction; and

       (2)   with respect to clause (c) only:

             (i) any such encumbrance or restriction consisting of customary nonassignment provisions in leases governing leasehold interests to the extent such provisions restrict the transfer of the lease or the property leased thereunder;

             (ii) restrictions contained in security agreements or mortgages securing Indebtedness of a Restricted Subsidiary to the extent such restrictions restrict the transfer of the property subject to such security agreements or mortgages; and

             (iii) any restriction with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition.

             SECTION 4.10 LIMITATION ON SALES OF ASSETS AND SUBSIDIARY STOCK.
(a) The Company will not, and will not permit any Restricted Subsidiary to, directly or indirectly, consummate any Asset Disposition unless:

       (1) the Company or such Restricted Subsidiary receives consideration at the time of such Asset Disposition at least equal to the fair market value (including as to the value of all non-cash consideration), as determined in good faith by the Board of Directors, of the shares and assets subject to such Asset Disposition;

       (2) at least 75% of the consideration thereof received by the Company or such Restricted Subsidiary is in the form of cash or Cash Equivalents or Additional Assets; PROVIDED that the Company will not need to comply with this clause (2) with respect to an Asset Disposition consisting of all or substantially all of the assets used in its Connectivity Solutions business; and

       (3) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company (or such Restricted Subsidiary, as the case may be)

             (A) FIRST, to the extent the Company elects (or is required by the terms of any Indebtedness), to prepay, repay, redeem or purchase Senior Indebtedness of the Company or Indebtedness (other than any Disqualified Stock) of a Wholly Owned Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company) within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash;

             (B) SECOND, to the extent of the balance of such Net Available Cash after application in accordance with clause (A), to the extent the Company elects, to acquire Additional Assets within one year from the later of the date of such Asset Disposition or the receipt of such Net Available Cash; and

             (C) THIRD, to the extent of the balance of such Net Available Cash after application in accordance with clauses (A) and
                   (B), to make an offer to the Holders of the Notes (and to Holders of other Senior Indebtedness of the Company designated by the Company) to purchase Notes (and such other

                   Senior Indebtedness of the Company) pursuant to and subject to the conditions contained in Section 4.07(b);

                   PROVIDED, HOWEVER, that in connection with any prepayment, repayment or purchase of Indebtedness pursuant to clause (A) or (C) above, the Company or such Restricted Subsidiary shall permanently retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid or purchased.

             Notwithstanding the foregoing provisions of this Section 4.10(a), the Company and the Restricted Subsidiaries will not be required to apply any Net Available Cash in accordance with this covenant except to the extent that the aggregate Net Available Cash from all Asset Dispositions which is not applied in accordance with this covenant exceeds $75,000,000. Pending application of Net Available Cash pursuant to this covenant, such Net Available Cash shall be invested in Temporary Cash Investments or applied to temporarily reduce any short-term loans or any revolving credit Indebtedness, including, without limitation, under the Credit Agreements, and such temporary reductions shall not result in any permanent reduction in the availability under the revolving portion of such credit facility.

             For the purposes of this Section 4.10(a), the following are deemed to be cash or Cash Equivalents:

       (1) the assumption of Indebtedness of the Company or any Restricted Subsidiary and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition; and

       (2) securities received by the Company or any Restricted Subsidiary from the transferee that are promptly converted by the Company or such Restricted Subsidiary into cash.

             (b) In the event of an Asset Disposition that requires the purchase of Notes (and other Senior Indebtedness of the Company) pursuant to
Section 4.10(a)(3)(C) above, the Company will purchase Notes tendered pursuant to an offer (the "EXCESS PROCEEDS OFFER") by the Company for the Notes (and such other Senior Indebtedness) at a purchase price of 100% of their principal amount (or, in the event such other Senior Indebtedness of the Company was issued with significant original issue discount, 100% of the accreted value thereof) without premium, plus accrued but unpaid interest (or, in respect of such other Senior Indebtedness of the Company, such lesser price, if any, as may be provided for by the terms of such Senior Indebtedness) in accordance with the procedures set forth in Section 4.10(c), provided that the procedures for making an offer to holders of other Senior Indebtedness will be as provided for by the terms of such Senior Indebtedness. If the aggregate purchase price of the securities tendered exceeds the Net Available Cash allotted to their purchase, the Company will select the securities to be purchased on a PRO RATA basis but in round denominations, which in the case of the Notes will be denominations of $1,000 principal amount or multiples thereof. the Company shall not be required to make such an offer to purchase Notes (and other Senior Indebtedness of the Company) pursuant to this Section 4.10(b) if the Net Available Cash available therefor is less than $75,000,000 (which lesser amount shall be carried forward for purposes of determining whether such an offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

             (c) (1) Promptly, and in any event within five days after the last date by which the Company must have applied Net Available Cash pursuant to
Section 4.10(a)(3)(B), the Company shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company either in whole or in part (subject to prorationing as hereinafter described in the event the Excess Proceeds Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice and shall contain information concerning the business of the Company which the Company in good faith believes will enable such Holders to make an informed decision (which at a minimum will include (i) the most recently filed Annual Report on Form 10-K (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q and any Current Report on Form 8-K of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), and (ii) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Notes pursuant to the Excess Proceeds Offer, together with the information contained in clause (2) below.

                   (2) Not later than the date upon which written notice of an Excess Proceeds Offer is delivered to the Trustee as provided above, the Company shall deliver to the Trustee an Officers' Certificate as to (i) the amount of the Excess Proceeds Offer (the "OFFER AMOUNT"), (ii) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Excess Proceeds Offer is being made and (iii) the compliance of such allocation with the provisions of Section 4.10(a). On such date, the Company shall also irrevocably deposit with the Trustee or with the Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust) in immediately available funds an amount equal to the Offer Amount to be held for payment in accordance with the provisions of this Section 4.10. The amount so deposited, at the option of, and pursuant to the specific written direction of, the Company, may be invested in Temporary Cash Investments, the maturity date of which is not later than the purchase date. The Company shall be entitled to any interest or dividends accrued, earned or paid on such Temporary Cash Investments. Upon the expiration of the period for which the Excess Proceeds Offer remains open (the "OFFER PERIOD"), the Company shall deliver to the Trustee for cancellation the Notes or portions thereof which have been properly tendered to and are to be accepted by the Company. The Trustee shall, on the purchase date, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the aggregate purchase price of the Notes and other Senior Indebtedness delivered by the Company to the Trustee is less than the Offer Amount, the Trustee shall deliver the excess to the Company promptly after the expiration of the Offer Period.

                   (3) Holders electing to have a Note purchased will be required to surrender the Note, with an appropriate form duly completed, to the Company at the address specified in the notice at least ten Business Days prior to the purchase date. Holders will be entitled to withdraw their election if the Trustee or the Company receives not later than three Business Days prior to the purchase date, a facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Note purchased. If at the expiration of the Offer Period the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Securities to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered.

                   (4) At the time the Company delivers Notes to the Trustee which are to be accepted for purchase, the Company will also deliver an Officers' Certificate stating that such Notes are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.10. A Note shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

             (d) The Company will comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Notes pursuant to this covenant. To the extent that the provisions of any securities laws or regulations conflict with provisions of this covenant, the Company will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under this covenant by virtue of its compliance with such securities laws or regulations.

             (e) Notwithstanding the foregoing, the Company will be permitted to consummate an Asset Disposition and will not be subject to the provisions of this covenant if a definitive written sale agreement relating to such Asset Disposition was entered into in good faith during a Suspension Period.

             SECTION 4.11 LIMITATION ON AFFILIATE TRANSACTIONS. (a) The Company will not, and will not permit any Restricted Subsidiary to, enter into or permit to exist any transaction (including the purchase, sale, lease or exchange of any property, employee compensation arrangements or the rendering of any service) with, or for the benefit of, any Affiliate of the Company (an "AFFILIATE TRANSACTION") unless:

       (1) the terms of the Affiliate Transaction are no less favorable to the Company or such Restricted Subsidiary than those that could be obtained at the time of the Affiliate Transaction in arm's-length dealings with a Person who is not an Affiliate;

       (2) if such Affiliate Transaction involves an amount in excess of $50,000,000, the terms of the Affiliate Transaction are set forth in writing and a majority of the non-employee directors of the Company disinterested with respect to such Affiliate Transaction have determined in good faith that the criteria set forth in clause
             (1) are satisfied and have approved the relevant Affiliate Transaction as evidenced by a resolution of the Board of Directors; and

       (3) if such Affiliate Transaction involves an amount in excess of $100,000,000, the Board of Directors shall also have received a written opinion from an Independent Qualified Party to the effect that such Affiliate Transaction is fair, from a financial standpoint, to the Company and its Restricted Subsidiaries or is not less favorable to the Company and its Restricted Subsidiaries than could reasonably be expected to be obtained at the time in an arm's-length transaction with a Person who was not an Affiliate.

             (b) The provisions of the preceding paragraph (a) will not prohibit:

       (1) any Investment or other Restricted Payment, in each case permitted to be made pursuant to Section 4.08;

       (2) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

       (3) loans or advances to employees in the ordinary course of business in accordance with the past practices of the Company or its Restricted Subsidiaries, but in any event not to exceed $25,000,000 in the aggregate outstanding at any one time;

       (4) the payment of reasonable fees to directors of the Company and its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries;

       (5) any transaction with a Restricted Subsidiary or joint venture or similar entity which would constitute an Affiliate Transaction solely because the Company or a Restricted Subsidiary owns an equity interest in or otherwise controls such Restricted Subsidiary, joint venture or similar entity;

       (6) the issuance or sale of any Capital Stock (other than Disqualified Stock) of the Company;

       (7) the Warburg Transactions (so long as any renegotiation or amendments contemplated in connection with the Warburg Transactions are not disadvantageous to Holders of Notes in any material respect); and

       (8) any transaction that constitutes a Qualified Receivables Transaction, including any Investments made by the Company in a Restricted Subsidiary or by a Restricted Subsidiary in the Company in connection with such Qualified Receivables Transaction.

(c) Notwithstanding the foregoing, the Company and its Restricted subsidiaries will not be required to comply with the provisions of clause (a)(2) and (a)(3) above with respect to any agreements existing on the Issue Date between Lucent Technologies Inc. and the Company or its Restricted Subsidiaries or with respect to the renegotiation of any such agreements (so long as such renegotiation is not disadvantageous to Holders of Notes in any material respect).

             SECTION 4.12 LIMITATION ON ISSUANCES OF GUARANTEES BY RESTRICTED SUBSIDIARIES. The Company will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee the payment of any other Indebtedness of the Company or any other Restricted Subsidiary unless (i) such Restricted Subsidiary concurrently executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or equal in right of payment with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness at least to the same extent as the Notes are to such Indebtedness and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, for so long as any Notes remain outstanding under this Indenture, any rights of reimbursement, indemnity or subrogation or any other rights against the Company as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee.

             Any Guarantee of the Notes by a Restricted Subsidiary will provide by its terms that it will be automatically and unconditionally released and discharged (i) in connection with the sale (including by way of merger or consolidation) of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the Company, if the sale or other disposition of all such Capital Stock of that Subsidiary Guarantor complies with Section 4.10, (ii) if the Company properly designates any Restricted Subsidiary that is a Subsidiary Guarantor as an Unrestricted Subsidiary, or (iii) upon the release or discharge of the Guarantee which resulted in the creation of the Subsidiary Guarantee, except a discharge or release by or as a result or payment under the Guarantee.

             SECTION 4.13 EXISTENCE. Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

             SECTION 4.14 MAINTENANCE OF PROPERTIES. The Company will cause all properties material to the conduct of its business or the business of any Subsidiary to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business or the business of any Subsidiary and not disadvantageous in any material respect to the Holders.

             SECTION 4.15 PAYMENT OF TAXES AND OTHER CLAIMS. The Company will pay or discharge or cause to be paid or discharged, before the same shall become delinquent, (a) all material taxes, assessments and governmental charges levied or imposed upon the Company or any Subsidiary or upon the income, profits or property of the Company or any Subsidiary, and (b) all lawful material claims for labor, materials and supplies which, if unpaid, might by law become a lien upon the property of the Company or any Subsidiary; provided, however, that the

Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings and for which a reserve is being maintained in accordance with GAAP.

             SECTION 4.16 STATEMENT AS TO COMPLIANCE. The Company will deliver to the Trustee annually, within 120 days after the close of each fiscal year, a brief certificate from its principal executive officer, principal financial officer, principal accounting officer or treasurer, as to his or her best knowledge of the Company's compliance (without regard to periods of grace or notice requirements) with all conditions and covenants of this Indenture." The Company shall deliver to the Trustee, as soon as possible and in any event within five business days after the Company becomes aware of the occurrence of any Event of Default or an event which, with notice or lapse of time or both, would constitute an Event of Default, an Officers' Certificate setting forth the details of such Event of Default or default and the action which the Company proposes to take with respect thereto.

             (c) Article 5 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 5

                              SUCCESSOR CORPORATION

             SECTION 5.01 MERGER AND CONSOLIDATION. The Company will not consolidate with or merge with or into, or convey, transfer or lease, in one transaction or a series of transactions, directly or indirectly, all or substantially all its assets to, any Person, unless:

       (1) the resulting, surviving or transferee Person (the "SUCCESSOR COMPANY") shall be a Person organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company under the Notes and this Indenture;

       (2) immediately after giving PRO FORMA effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any Subsidiary as a result of such transaction as having been Incurred by such Successor Company or such Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

       (3) if the Company is obligated to comply with the covenants described in Sections 4.07 through 4.12, immediately after giving PRO FORMA effect to such transaction, the Successor Company either (a) would be able to Incur an additional $1.00 of Indebtedness pursuant to paragraph (a) of Section 4.07 or (b) would have a Consolidated Coverage Ratio that is at least equal to that of the Company prior to such transaction or series of transactions; and

       (4) The Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

PROVIDED, HOWEVER, that clause (3) will not be applicable to (A) a Restricted Subsidiary consolidating with, merging into or transferring all or part of its properties and assets to the Company or (B) the Company merging with an Affiliate of the Company solely for the purpose and with the sole effect of reincorporating the Company in another jurisdiction.

             SECTION 5.02 SUCCESSOR SUBSTITUTED. The Successor Company will be the successor to the Company and shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture, and the predecessor Company, except in the case of a lease, shall be released from the obligation to pay the principal, interest and premium, if any, on the Notes."

             (d) Article 6 of the Original Indenture is hereby amended by replacing it in its entirety with the following:

                                   "ARTICLE 6

                     REMEDIES OF THE TRUSTEE AND NOTEHOLDER
                               ON EVENT OF DEFAULT

             SECTION 6.01 EVENTS OF DEFAULT; ACCELERATION OF MATURITY; WAIVER OF DEFAULT. In case one or more of the following Events of Default shall have occurred and be continuing with respect to the Notes ("EVENTS OF DEFAULT"), that is to say:

             (1) the Company fails to pay interest due on the notes for 30 days;

             (2) the Company fails to pay the principal of or premium on the Notes when due at their Stated Maturity, upon redemption, upon required repurchase, upon acceleration or otherwise;

             (3) the Company fails to comply with Section 4.01 or Section 4.06 or, to the extent that the Company is required to comply with Sections
       4.07 through 4.12, the Company fails to make or consummate an offer to purchase in accordance with the provisions described under Section 4.10; or

             (4) the Company fails to comply with the provisions of any other agreement or covenant in the Notes or the Indenture (other than the agreements or covenants described in clauses (1), (2) and (3) above) for 90 days after written notice by the trustee or holders of at least 25% of the principal amount of the notes outstanding;

             (5) the Company or any Restricted Subsidiary defaults in the payment of more than $100,000,000 of indebtedness at the maturity thereof (after giving effect to any applicable grace period) or indebtedness of more than $100,000,000 shall be accelerated, and such default and acceleration shall not be cured or annulled within 30 days after notice by the trustee or holders of at least 25% in aggregate principal amount of the Notes outstanding;

             (6) the Company fails to perfect the Liens created by the Security Documents (other than in accordance with the terms of the Security Documents) as provided in the Security Agreement;

             (7) in the event that the Noteholders are entitled to the security provided for in Article IV of the Second Supplemental Indenture,
       (i) the Lien created by the Security Documents ceases to constitute a valid and perfected Lien on, and security interest in, the Collateral (other than in accordance with the terms of any Intercreditor Agreement and this Indenture) in favor of the Trustee or any Collateral Trustee for the benefit of the Noteholders, free and clear of all other Liens (other than Permitted Liens), (ii) any of the relevant Security Documents shall for whatever reason be terminated or cease to be in full force and effect (other than in accordance with the terms of the Intercreditor Agreement and this Supplemental Indenture) or (iii) the Company and its subsidiaries shall not have entered into all necessary and applicable Security Documents to which they are a party as required by Section 4.03(b) or (c) of the Second Supplemental Indenture, if, in any case, such default continues for 10 days after notice, or the enforceability thereof shall be contested by the Company;

             (8) in the event that a Restricted Subsidiary of the Company issues a Subsidiary Guarantee as may be required under Section 4.12, a Subsidiary Guarantee ceases to be in full force and effect (other than in accordance with the terms of the Indenture) and such default continues for 10 days after notice, or a Subsidiary Guarantor denies or disaffirms its obligations under its Subsidiary Guarantee;

             (10) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestration (or similar official) of the Company or for any substantial part of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 60 consecutive days; or

             (11) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for any substantial part of its property or make any general assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts generally as they become due, or corporate action shall be taken by the Company in furtherance of any of the aforesaid purposes;

then and in each and every such case (other than as described below), until the principal of all of the Notes shall have become due and payable, either the Trustee or the Holders of not less than 25% in aggregate principal amount of the Notes then outstanding hereunder, by notice in writing to the Company (and to the Trustee if given by Noteholders), may declare the principal all of the Notes to be due and payable immediately, and upon any such declaration, the same shall be immediately due and payable, provided that if an Event of Default described in clause (10) or (11) above occurs, the principal amount of all Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder. This provision, however, is subject to the condition that if, at any time after the principal of the Notes shall have been so declared due and payable, and before any judgment or decree for the payment of the moneys due shall have been obtained or entered as hereinafter provided, the Company shall pay, or shall deposit with the Trustee a sum sufficient to pay, all matured installments of interest upon all of the Notes and the principal of any and all of the Notes which shall have become due otherwise than by declaration, with interest upon such principal and (to the extent that payment of such interest is enforceable under applicable law) upon any such overdue amounts of interest at the rate of 1% per annum in excess of the rate of interest specified in the Notes, to the date of such payment or deposit, and such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith, and if any and all Defaults under this Indenture with respect to the Notes, other than the nonpayment of principal of the Notes which shall have become due by declaration, shall have been remedied -- then and in every such case the Holders of a majority in aggregate principal amount of the Notes then outstanding by written notice to the Company and to the Trustee may waive all defaults and rescind and annul such declaration and its consequences; but no such waiver or rescission or annulment shall extend to or shall affect any subsequent default or shall impair any right consequent thereon. If an Event of Default described in clause (10) or
(11) above occurs, the principal amount of all Notes then outstanding shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

             In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned because of such waiver or rescission or annulment or for any other reason or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Holders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Holders shall continue as though no such proceedings had been taken.

             SECTION 6.02 COLLECTION OF INDEBTEDNESS BY TRUSTEE; TRUSTEE MAY PROVE DEBT. The Company covenants that (1) in case default shall be made in the payment of interest of any of the Notes, as and when the same shall become due and payable, and such default shall have continued for a period of 30 days, or
(2) in the case default shall be made in the payment of principal of any of the Notes when the same shall have become due and payable, whether upon maturity or redemption or upon declaration or otherwise -- then, upon demand of the Trustee, the Company will pay to the Trustee, for the benefit of the Holders, the whole amount that then shall have become due and payable on all Notes for principal and premium, if any, and interest, with interest upon any such overdue principal (and premium, if any) and (to the extent that payment of such interest is enforceable under applicable law) upon any such overdue amounts of interest at the rate of 1% per annum in excess of the rate of interest specified in the Notes, and, in addition thereto, and, in addition thereto, such further amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

             In case the Company shall fail forthwith to pay such amounts upon such demand, the Trustee, in its own name and as Trustee of an express trust, shall be entitled and empowered to institute any action or proceedings at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceedings to judgment or final decree and may enforce any such judgment or final decree against the Company or other obligor upon the Notes and collect in the manner provided by law out of the property of the Company or other obligor upon the Notes wherever situated the moneys adjudged or decreed to be payable.

             In case there shall be pending proceedings relative to the Company or any other obligor upon the Notes under Title 11 of the United States Code or any other applicable federal or state bankruptcy, insolvency or other similar law, or in case a receiver, assignee or Trustee in bankruptcy or reorganization, liquidator, sequestrator or similar official shall have been appointed for or taken possession of the Company or its property or such other obligor, or in case of any other judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, the Trustee, irrespective of whether the principal amount of any Notes or the Redemption Price, Change of Control Purchase Price or purchase price with respect to an Excess Proceeds Offer, if any, in respect of the Notes shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand pursuant to the provisions of this Section 6.02, shall be entitled and empowered, by intervention in such proceedings or otherwise, (a) to file and prove a claim or claims for the whole amount of principal of the Notes, Redemption Price, Change in Control Purchase Price, purchase price with respect to an Excess Proceeds Offer, or interest on the Notes owing and unpaid in respect of the Notes and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation to the Trustee, its agents and counsel, and for reimbursement of all expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith) and of the Noteholder allowed in any judicial proceedings relative to the Company or other obligor upon the Notes, or to the creditors or property of the Company or such other obligor, (b) unless prohibited by applicable law and regulations, to vote on behalf of the Holders in any election of a Trustee or a standby Trustee in arrangement, reorganization, liquidation or other bankruptcy or insolvency proceedings or person performing similar functions in comparable proceedings, and (c) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute all amounts received with respect to the claims of the Noteholder and of the Trustee on their behalf and any receiver, assignee, liquidator, custodian, Trustee or other similar official is hereby authorized by each of the Noteholder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of payments directly to the Noteholder, to pay the Trustee such amount as shall be sufficient to cover reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith.

             Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or vote for or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, to vote for the election of a Trustee in bankruptcy or similar person.

             All rights of action and to assert claims under this Indenture, or under any of the Notes, may be enforced by the Trustee without the possession of any of the Notes or the production thereof on any trial or other proceedings relative thereto, and any such action or proceedings instituted by the Trustee shall be brought in its own name as Trustee of an express trust, and any recovery of judgment shall be for the ratable benefit of the Holders of the Notes in respect of which such action was taken.

             In any proceedings brought by the Trustee (and also any proceedings involving the interpretation of any provision of this Indenture to which the Trustee shall be a party) the Trustee shall be held to represent all the Holders of Notes in respect to which such action was taken, and it shall not be necessary to make any such Holders parties to any such proceedings.

             In the case of a default hereunder the Trustee may in its discretion proceed to protect and enforce the rights vested in it by this Indenture by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any of such rights, either at law or in equity or in bankruptcy or otherwise, whether for the specific enforcement of any covenant or agreement contained in this Indenture, or in aid of the exercise of any power granted in this Indenture, or otherwise, and the Trustee may enforce any other legal or equitable right vested in the Trustee by this Indenture or by law.

             SECTION 6.03 APPLICATION OF PROCEEDS. Any moneys collected by the Trustee pursuant to Section 6.02 in respect of the Notes shall be applied in the order following, at the date or dates fixed by the Trustee and, in case of the distribution of such moneys on account of principal (or premium, if any) or interest on the Notes, Redemption Price, Change of Control Purchase Price or purchase price with respect to an Excess Proceeds Offer, upon presentation of the Notes in respect of which moneys have been collected and making a notation thereon of the payment if only partially paid, and upon surrender thereof if fully paid:

             First: To the payment of costs and expenses of collection, reasonable compensation to the Trustee, its agents and counsel, and all other expenses and liabilities incurred, and all advances made, by the Trustee except as a result of its negligence or bad faith;

             Second: In the case the principal of the Notes in respect of which moneys have been collected shall not have become due, to the payment of interest on the Notes in default, in the order of the maturity of the installments of such interest, with interest (to the extent that such interest has been collected by the Trustee) upon the overdue installments of interest, at the rate of 1% per annum in excess of the rate of interest specified in the Notes, such payments to be made ratably to the persons entitled thereto;

             Third: In case the principal of the Notes, Redemption Price, Change of Control Purchase Price or purchase price with respect to an Excess Proceeds Offer of the Notes in respect of which moneys have been collected shall have become due by declaration or otherwise, to the payment of the whole amount then owing and unpaid upon all of the Notes for Principal and interest, at the rate of 1% per annum in excess of the rate of interest specified in the Notes, Redemption Price, Change of Control Purchase Price or purchase price with respect to an Excess Proceeds Offer, with interest (to the extent that such interest has been collected by the Trustee) upon any overdue amounts at the rate specified in paragraph 1 of the Notes, and in case such moneys shall be insufficient to pay in full the whole amount so due and unpaid upon the Notes, then to the payment of such amounts ratably, without preference or priority of any kind, according to such amounts due and payable on the Notes; and

             Fourth: To the Company.

             SECTION 6.04 LIMITATION ON SUITS BY NOTEHOLDER. No Holder shall have any right by virtue or by availing of any provision of this Indenture to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to this Indenture, or for the appointment of a receiver, Trustee, liquidator, custodian or other similar official or for any other remedy hereunder, unless such Holder previously shall have given to the Trustee written notice of an Event of Default and unless also the Holders of not less than twenty-five percent in aggregate Principal Amount at Maturity of the Notes then outstanding shall have made written request upon the Trustee to institute such action or proceedings in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity, shall have failed to institute any such action or proceedings and no direction inconsistent with such written request shall have been given to the Trustee pursuant to Section 6.06; it being understood and intended and being expressly covenanted by the taker and Holder of every Note with every other taker and Holder and the Trustee that no one or more Holders shall have any right in any manner whatever by virtue or by availing of any provision of this Indenture to affect, disturb or prejudice the rights of any other Holder, or to obtain or seek to obtain priority over or preference to any other such Holder, or to enforce any right under this Indenture, except in the manner herein provided and for the equal, ratable and common benefit of all Holders. For the protection and enforcement of the provisions of this Section 6.04, each and every Noteholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

             Notwithstanding any other provision in this Indenture or any provision of the Notes, the right of any Holder to receive payment of principal (or premium, if any) or interest on the Notes, Redemption Price, Change of Control Purchase Price or purchase price with respect to an Excess Proceeds Offer in respect of the Notes held by such Holder, on or after the respective due dates expressed in the Notes or any Redemption Date, or to institute suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

             SECTION 6.05 POWERS AND REMEDIES CUMULATIVE; DELAY OR OMISSION NOT WAIVER OF DEFAULT. All powers and remedies given by this Article Six to the Trustee or to the Holders shall, to the extent permitted by law, be deemed cumulative and not exclusive of any thereof or of any other powers and remedies available to the Trustee or the Noteholder, by judicial proceedings or otherwise, to enforce the performance or observance of the covenants and agreements contained in this Indenture, and no delay or omission of the Trustee or of any Holder of the Notes in exercising any right or power accruing upon any default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such default or an acquiescence therein; and, subject to the provisions of Section 6.04, every power and remedy given by this Article Six or by law to the Trustee or to the Holders may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by the Holders.

             SECTION 6.06 CONTROL BY HOLDERS; WAIVER OF DEFAULTS. The Holders of a majority in aggregate principal amount of the Notes at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes by this Indenture; provided that such direction shall not be otherwise than in accordance with law and the provisions of this Indenture and provided further that (subject to the provisions of Section 7.01 of this Indenture) the Trustee shall have the right to decline to follow any such direction if the Trustee, being advised by counsel, shall determine that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith by its board of directors, the executive committee, or a trust committee of directors or Responsible Officers of the Trustee shall determine that the action or proceedings so directed would involve the Trustee in personal liability or if the Trustee in good faith shall so determine that the actions or forbearances specified in or pursuant to such direction would be unduly prejudicial to the interests of Holders so affected not joining in the giving of said direction, it being understood that (subject to Section 7.01 of this Indenture) the Trustee shall have no duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders. Nothing in this Indenture shall impair the right of the Trustee in its discretion to take any action deemed proper by the Trustee and which is not inconsistent with such direction or directions by Holders. Prior to the declaration of the maturity of the Notes as provided in Section 6.01, the Holders of a majority in aggregate principal amount of the Notes at the time outstanding may on behalf of the Holders of all the Notes waive any past default hereunder with respect to such Notes and its consequences, except (1) an Event of Default described in clause (1) or (2) of Section 6.01 or (2) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Noteholder affected. In the case of any such waiver, the Company, the Trustee and the Holders of the Notes shall be restored to their former positions and rights hereunder, respectively; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

             SECTION 6.07 RIGHT OF COURT TO REQUIRE FILING OF UNDERTAKING TO PAY COSTS. All parties to this Indenture agree, and each Holder of the Notes, by such Holder's acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 6.07 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders of the Notes, holding in the aggregate more than ten percent in principal amount of the Notes, or to any suit instituted by any Holder pursuant to the second paragraph of Section 6.04.

             SECTION 6.08 WAIVER OF USURY, STAY OR EXTENSION LAWS. The Company covenants that (to the extent that it may lawfully do so) it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefits or advantage of, any usury, stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company expressly waives (to the extent that it may lawfully do so) all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted."

             (e) Sections 9.01 and 9.02 of the Original Indenture are hereby amended by replacing them in their entirety with the following:

             "SECTION 9.01 WITHOUT CONSENT OF HOLDERS. The Company and the Trustee may amend this Indenture or the Notes without the consent of any
Noteholder:

             (1) to cure any ambiguity, defect or inconsistency; PROVIDED, HOWEVER, that such amendment does not materially adversely affect the rights of any Noteholder;

             (2) to comply with Article 5 of the Original Indenture;

             (3) to secure the Company's obligations under the Notes and this Indenture;

             (4) to add to the Company's covenants for the benefit of the Noteholder or to surrender any right or power conferred upon the Company;

             (5) to make any change to comply with the TIA, or any amendment thereto, or to comply with any requirement of the SEC in connection with the qualification of the Indenture under the TIA, or as necessary in connection with the registration of the Notes under the Securities Act;

             (6) to provide for uncertificated securities in addition to or in place of certificated securities;

             (7) to add guarantees with respect to the Notes; or

             (8) to make any other change that does not materially adversely affect the rights of any Noteholder.

             SECTION 9.02 WITH CONSENT OF HOLDERS. With the written consent of the Holders of at least a majority of the aggregate principal amount of the Notes at the time outstanding, the Company and the Trustee may amend this Indenture or the Notes. However, without the consent of each Noteholder affected, an amendment to this Indenture or the Notes may not:

             (1)   change the maturity date;

             (2)   reduce the principal amount of the Notes;

             (3) make any change that reduces the amount payable upon the redemption or repayment of any Note or the time at which such Note may be redeemed in accordance with the terms thereof and this Indenture;

             (4)   reduce the interest rate;

             (5)   change the time of an interest payment;

             (6)   change the authorized currency;

             (7) reduce the required percentage of the aggregate principal amount of Notes then outstanding required for Noteholder action;

             (8) make any change in Sections 6.05 or 6.06 of the Indenture or this Section 9.02, except to increase any percentage set forth therein;

             (9) make any change to impair the right to institute suit for the enforcement of any payment with respect to the Notes; or

             (10) make any change in the amendment provisions which require each Noteholder's consent or in the waiver provisions.

             It shall not be necessary for the consent of the Holders under this
Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

             After an amendment under this Section 9.02 becomes effective, the Company shall mail to each Holder a notice briefly describing the amendment."

                                   ARTICLE IV
                                    SECURITY

             SECTION 4.01 SECURITY. On or prior to the commencement of each Security Period, the Company shall pledge, or cause to be pledged, to the Collateral Trustee or the Trustee, as the case may be, for its benefit and for the ratable benefit of the Holders of the Notes, and grant, or cause to be granted, to the Collateral Trustee or the Trustee, as the case may be, for its benefit and the ratable benefit of the Holders of the Notes, a security interest in, the Collateral to secure the Company's obligations to pay the principal of, and premium, if any, and interest on, the Notes in accordance with the terms of the Notes and the Indenture and all other obligations of the Company thereunder. To the extent that the Company shall have agreed to secure its obligations owing to the Senior Lenders or their Affiliates as provided pursuant to clause (1) of the definition of Permitted Liens, the rights of the Trustee with respect to the Collateral shall be subordinated to the rights of the Agents with respect to the Collateral to the extent set forth in the Intercreditor Agreement and the Trustee shall execute and deliver the Intercreditor Agreement to effectuate such subordination. Each Holder of Notes, by his acceptance thereof, authorizes and expressly directs the Trustee to enter into the Intercreditor Agreement and to take such other action as may be necessary or appropriate to effectuate the subordination contemplated thereby. As among the Holders, the Collateral shall be held for the equal and ratable benefit of the Holders without preference, priority or distinction of any thereof over any other.

             SECTION 4.02 INITIAL SECURITY PERIOD. (a) On or prior to the Issue Date, the Company (i) shall have entered into, and caused the appropriate subsidiaries to have entered into, the Security Agreement and the Collateral Trust Agreement and shall comply and be in compliance with the terms and conditions thereof and (ii) shall deliver to the Trustee, if required, the Opinion of Counsel contemplated by Section 314(b) of the TIA.

             (b) Each Holder of Notes, by its acceptance thereof, agrees to all of the terms and conditions of the Security Documents, and authorizes and directs the Trustee and the Collateral Trustee to perform their respective obligations and exercise their respective rights under the Security Documents in accordance therewith; provided, however, that if any provisions of the Security Documents limit, qualify or conflict with the duties imposed by the provisions of the TIA, the TIA will control.

             (c) In acting in its capacity as Collateral Trustee, The Bank of New York shall not be (i) deemed to have breached its fiduciary duty as Trustee to the Holders as a result of the performance of its duties as Collateral Trustee to the extent that it acts in compliance with the terms and provisions of the Security Documents and (ii) liable to the Holders for any action taken or omitted in compliance with the terms and provisions of the Security Documents.

             SECTION 4.03 SUBSEQUENT SECURITY PERIODS. (a) If a new Security Period shall begin at any time after the Issue Date, the Company shall execute and deliver such Security Documents as may be necessary to pledge and grant a security interest in the Collateral for the benefit of the Holders of the Notes as provided in Section 4.01 of this Second Supplemental Indenture.

             (b) If at any time the Noteholders shall be entitled to the security provided for in Section 4.01 of this Second Supplemental Indenture and at such time the Company and/or any of its subsidiaries shall have provided or be required to provide security for the Company's obligations owing to the Senior Lenders under the Credit Agreements, the Company shall enter into, and the Trustee and the Collateral Trustee are authorized and directed to enter into, Security Documents substantially identical in form and substance to the Security Documents contemplated by Section 4.02(a) of the Second Supplemental Indenture. Sections 4.04 and 4.05 of the Second Supplemental Indenture shall apply to the Security Documents to the same extent as such sections are applicable to the original Security Documents contemplated by Section 4.02(a) of the Second Supplemental Indenture and the Collateral subject thereto.

             (c) If at any time the Noteholders shall be entitled to the security provided for in Section 4.01 of this Second Supplemental Indenture and at such time neither the Company nor any of its subsidiaries shall have provided or be required to provide security for the Company's obligations owing to the Senior Lenders or their Affiliates as provided pursuant to clause (1) of the definition of Permitted Liens, the Company shall execute and deliver, and shall cause the appropriate subsidiaries to execute and deliver, a security agreement and such further instruments and documents as may be necessary, or that the Trustee may request, in order to pledge and grant a security interest in the Collateral to the Trustee for itself and for the ratable benefit of the Holders of the Notes on substantially identical terms as provided by the Security Documents contemplated by Section 4.02(a) of the Second Supplemental Indenture, except that (i) such new Security Documents shall only secure the Company's obligations under the Indenture, including, without limitation, its olbigations to pay the principal of, and premium, if any, and interest on, the Notes in accordance with the terms of the Notes and the Indenture, and (ii) the security interest in respect of any asset constituting part of the Collateral may be released so long as such asset is permitted to be sold, transferred or otherwise disposed of pursuant to the terms of the Indenture (including, but not limited to, Section 4.10 of the Original Indenture, in respect of any Asset Disposition). The Company shall prepare and deliver the security agreement (and such further instruments and documents) and pay for all costs in connection with such preparation and shall deliver to the Trustee an Officers' Certificate and Opinion of Counsel which shall contain the statements required to be delivered pursuant to Section 10.05 of the Original Indenture and further stating that the security agreement (and any such further instruments and documents) conforms to the requirements of the Indenture and that the assets constituting the Collateral thereunder include all assets that are required to pledged as Collateral pursuant to the Indenture. The Trustee may conclusively rely on, and shall be fully protected in relying upon, each such Officers' Certificate and Opinion of Counsel and shall execute such security agreement (and any such further instruments or documents) to effect the pledge and the grant of the security interest contemplated by Section 4.01 of the Second Supplemental Indenture upon receipt of such Opinion of Counsel.
Sections 4.04 and 4.05 of the Second Supplemental Indenture shall apply to such security agreement (and any such further instruments and documents) to the same extent as such sections are applicable to the original Security Documents contemplated by Section 4.02(a) of the Second Supplemental Indenture and the Collateral subject thereto.

             SECTION 4.04 RECORDING. The Company will cause, at its own expense, the Security Documents and this Indenture and all amendments or supplements thereto to be registered, recorded and filed or re- recorded, re-filed and renewed in such manner and in such place or places, if any, as may be required by law in order fully to preserve and protect the security interest created under the Security Documents and to effectuate and preserve the security therein of the Holders and all rights of the Trustee as provided in the Security Documents.

             SECTION 4.05 RELEASE OF COLLATERAL. (a) The release of any Collateral from the terms of this Indenture or the Security Documents (including, but not limited to, the release of the Collateral solely as directed by the Agent) shall not be deemed to impair the security under this Indenture and the Security Documents in contravention of the provisions hereof and thereof, if and to the extent the Collateral is released pursuant to this Indenture or the Security Documents. In connection with any such release, the Trustee shall comply with Section 313(b) of the TIA. To the extent applicable, the Company shall cause Section 314(b) of the TIA, relating to initial and annual Opinions of Counsel, and Section 314(d) of the TIA, relating to the release of property or securities from the security interest of the Security Documents and relating to the substitution therefor of any property or securities to be subjected to the security interest of the Security Documents, to be complied with. Any certificate or opinion required by Section 314(d) of the TIA may be made by Officers of the Company except in cases where such
Section 314(d) of the TIA requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser, or other expert selected by the

Company (and approved by the Trustee) or selected by the Trustee in the exercise of reasonable care.

             (b) Notwithstanding the foregoing or the provisions of Section 314(d) of the TIA, until such time as notice is received by the Company from the Trustee or the Collateral Trustee, the Company may, and may permit any of its Restricted Subsidiaries to, (i) sell, assign, transfer, license or otherwise dispose of obsolete Equipment (as defined in the Security Agreement) with a fair market value not in excess of $1 million per year, (ii) collect, liquidate, sell, factor or otherwise dispose of Receivables and Related Contracts (as defined in the Security Agreement) except sales of Receivables in connection with Qualified Receivables Transactions, (iii) sell Inventory (as defined in the Security Agreement), (iv) sell financial assets from time to time credited to the Company's deposit accounts, or (v) make cash payments or investments, in each case that are not otherwise prohibited by, and are in accordance with, the terms of this Indenture from deposit and other accounts of the Company, all without release or consent by the Trustee or the Collateral Trustee; provided, however, that the Company must deliver to the Trustee and the Collateral Trustee, semiannually on October 15 and March 15, commencing on October 15, 2002, an Officers' Certificate stating that all such dispositions described in clauses (i) through (v) during the immediately preceding six-month period were in the ordinary course of the Company's business, and that all proceeds therefrom were used by the Company in connection with its business or to make cash payments or investments permitted by this Indenture. Notwithstanding the foregoing, the Company shall be required to comply with all of the covenants of
Article 4 of the Indenture (to the extent those covenants are applicable) in connection with any Asset Dispositions or Investments by the Company or any Restricted Subsidiary.

             (c) If the Company delivers to the Trustee a Company Order directing the Trustee to instruct the Collateral Trustee to release assets constituting part of the Collateral, which Company Order shall be accompanied by a form of notice (a "COLLATERAL RELEASE NOTICE") addressed to the Collateral Trustee that contains such instruction and specifies, among other things the list of assets to be released, the Trustee shall execute the Collateral Release Notice and deliver such notice to the Collateral Trustee no later than five Business Days after receipt of (1) the certificates or opinions, if any, required to be delivered to the Trustee pursuant to Section 314(d) of the TIA in connection with the release of assets contemplated by the Collateral Release Notice and (2) an Officers' Certificate and Opinion of Counsel which shall contain the statements required to be delivered pursuant to Section 10.05 of the Original Indenture and further stating that (x) no certificates or opinions are required to be delivered to the Trustee pursuant to Section 314(d) of the TIA in connection with the release of assets contemplated by the Collateral Release Notice OR (y) that all certificates and opinions required to be delivered to the Trustee pursuant to Section 314(d) of the TIA in connection with the release of assets contemplated by the Collateral Release Notice have been delivered to the Trustee and such certificates and opinions meet the requirements of Section 314(d) of the TIA. The Trustee may conclusively rely on, and shall be fully protected in relying upon, the Officers' Certificate and Opinion Counsel delivered pursuant to this Section 4.05(c).

                                    ARTICLE V
                                  MISCELLANEOUS

             The Trustee makes no undertaking or representations in respect of, and shall not be responsible in any manner whatsoever for and in respect of, the validity or sufficiency of this Second Supplemental Indenture or the proper authorization or the due execution hereof by the Company or for or in respect of the recitals and statements contained herein, all of which recitals and statements are made solely by the Company.

             Except as expressly amended hereby, the Original Indenture shall continue in full force and effect in accordance with the provisions thereof and the Original Indenture is in all respects hereby ratified and confirmed. This Second Supplemental Indenture and all its provisions shall be deemed a part of the Original Indenture in the manner and to the extent herein and therein provided.

             This Second Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

             This Second Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

             IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Second Supplemental Indenture on behalf of the respective parties hereto as of the date first above written.

                                   AVAYA INC.

                                   By:    /s/ Garry K. McGuire
                                         ----------------------------
                                         Name: Garry K. McGuire
                                         Title: Chief Financial Officer and
                                                Senior Vice President,
                                                Operations

                                   THE BANK OF NEW YORK, as Trustee

                                   By     /s/ Marie Trimboli
                                         ----------------------------
                                         Name: Marie Trimboli
                                         Title: Assistant Vice President

                                    EXHIBIT A

                               Form of Global Note

                                       A-1